EXHIBIT 10.1
                                                                    ------------

                            SHARE EXCHANGE AGREEMENT
                            ------------------------

         THIS SHARE EXCHANGE AGREEMENT (this "Agreement") is made and entered into as of May 12, 2004, by and among Accessity Corp., a New York corporation ("Accessity"); Pacific Ethanol, Inc., a California corporation ("PEI"); Kinergy Marketing, LLC, an Oregon limited liability company ("Kinergy"); Reenergy, LLC, a California limited liability company ("Reenergy," and together with PEI and Kinergy, the "Acquired Companies"); each of the shareholders of PEI identified on the signature pages hereof (collectively, the "PEI Shareholders"); each of the holders of options or warrants to acquire shares of common stock of PEI identified on the signature pages hereof (collectively, the "PEI Warrantholders"); each of the limited liability company members of Kinergy identified on the signature pages hereof (collectively, the "Kinergy Members"); each of the limited liability company members of Reenergy identified on the signature pages hereof (collectively, the "Reenergy Members").

                                 R E C I T A L S
                                 ---------------

         A. PEI is in the business of developing a large-scale ethanol plant (the "PEI Business"). Kinergy is in the business of marketing ethanol throughout the Western United States (the "Kinergy Business"). Reenergy is in the business of developing a large-scale ethanol plant (the "Reenergy Business"). The PEI Business, Kinergy Business and Reenergy Business are sometimes collectively referred to herein as the "Businesses."

         B. The PEI Shareholders are the holders of all of the issued and outstanding capital stock of PEI (collectively, the "PEI Stock"); the PEI Warrantholders are the holders of all of the issued and outstanding options and warrants to acquire shares of PEI Stock (collectively, the "PEI Warrants"); Kinergy Members are the holders of all of the outstanding limited liability company membership interests of Kinergy (collectively, the "Kinergy Interests"); and the Reenergy Members are the holders of all of the outstanding limited liability company membership interests of Reenergy (collectively, the "Reenergy Interests").

         C. Accessity desires to acquire the PEI Stock from the PEI Shareholders, and the PEI Shareholders desire to transfer the PEI Stock to Accessity, in exchange for shares of Common Stock of Accessity ("Accessity Exchange Shares"), subject to and in accordance with the terms and conditions set forth herein; Accessity desires to have the PEI Warrants cancelled in exchange for the issuance to the PEI Warrantholders of warrants to acquire shares of common stock of Accessity, subject to and in accordance with the terms and conditions set forth herein; Accessity desires to acquire the Kinergy Interests from the Kinergy Members, and the Kinergy Members desire to transfer the Kinergy Interests to Accessity, in exchange for Accessity Exchange Shares, subject to and in accordance with the terms and conditions set forth herein; and Accessity desires to acquire the Reenergy Interests from the Reenergy Members, and the Reenergy Members desire to transfer the Reenergy Interests to Accessity, in exchange for Accessity Exchange Shares, subject to and in accordance with the terms and conditions set forth herein.

         D. This Agreement is being entered into by the parties as part of a unified plan for the exchange of stock that is intended by the parties to qualify for non-recognition treatment under Section 351 of the Internal Revenue Code of 1986, as amended (the "Code").

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                                    AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing premises and the respective promises of the parties set forth herein, the parties hereto agree as follows:
ARTICLE I
                                   DEFINITIONS

         For purposes of this Agreement, in addition to the other capitalized terms defined elsewhere in this Agreement, the following terms shall have the meanings specified or referred to in this Article 1:

         "Action" or "Actions" shall mean any litigation, suits, actions, causes of actions, and proceedings or investigations, collectively.

         "Affiliate" shall mean, with respect to any individual, partnership, corporation, limited liability company, association, business trust, joint venture, governmental entity or other entity of any nature ("Person"), any Person that controls, is controlled by, or is under common control with, such Person.

         "Code" shall mean the Internal Revenue Code of 1986, as amended.

         "Environmental, Health, and Safety Liabilities" shall mean any cost, damages, expense, liability, obligation, or other responsibility arising from or under Environmental Law or Occupational Safety and Health Law and consisting of or relating to:

         (a) any environmental, health, or safety matters or conditions (including on-site or off-site contamination, occupational safety and health, and regulation of chemical substances or products);

         (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, claims, demands and response, investigative, remedial, or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law;

         (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment, or other remediation or response actions ("Cleanup") required by applicable Environmental Law or Occupational Safety and Health Law (whether or not such Cleanup has been required or requested by any Governmental Body or any other Person) and for any natural resource damages; or

         (d) any other compliance, corrective, investigative, or remedial measures required under Environmental Law or Occupational Safety and Health Law.

         The terms "removal," "remedial," and "response action" include but are not limited to the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C.
Section 9601 et seq., as amended ("CERCLA").

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

         "Environmental Laws" shall mean any federal, state and local environmental laws, rules, regulations, standards and requirements, including, without limitation, those respecting hazardous materials and substances (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. sec. 9601, et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. sec. 6901. et. seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C sec. 1251, et. seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. sec. 9601, et. seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. sec. 11001, et. seq.; the Safe Drinking Water Act, 42 U.S.C. sec. 300f, et. seq.; the Solid Waste Disposal Act, as amended; and all comparable state and local laws; and any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages to, or threatened as a result of, the present of or exposure to any hazardous materials or substances).

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law

         "GAAP" shall mean generally accepted United States accounting principles, applied on a basis consistent with the basis.

         "Governmental Body" shall mean any:

         (a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

         (b) federal, state, local, municipal, foreign, or other government;

         (c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

         (d) multi-national organization or body; or

         (e) body exercising, or entitled to exercise, any administrative, executive, judicial, legislative, police, regulatory, or taxing authority or power of any nature.

         "Legal Requirement" shall mean any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulation, statute, or treaty.

         "Liability" or "Liabilities" shall mean debts, liabilities, commitments or obligations of any nature, absolute, accrued, contingent or otherwise.

         "Lien" or "Liens" shall mean any mortgage, pledge, security interest, conditional sale or other title retention agreement, encumbrance, lien, easement, claim, right, covenant, restriction, right of way, warrant, option or charge of any kind.

         "Occupational Safety and Health Law" shall mean any Legal Requirement designed to provide safe and healthful working conditions and to reduce occupational safety and health

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hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

         "Owners" shall mean the PEI Shareholders, the Kinergy Members and the Reenergy Members, collectively.

         "Permit" or "Permits" shall mean any licenses, permits, authorizations, approvals, consents, franchises and orders required for the conduct and operation of business as presently conducted.

         "Permitted Liens" shall mean any (i) Liens for taxes not yet due and payable or for taxes that are being contested in good faith through appropriate proceedings, (ii) Liens for purchase money security interests and Liens securing rental payments under capital lease arrangements, (iii) other Liens arising in the ordinary course of business and not incurred in connection with the borrowing of money, and (iv) Liens described on Schedules 4.13, 6.13 and 8.13.

         "SEC" shall mean the Securities and Exchange Commission.

         "Securities Act" shall mean the Securities Act of 1933, as amended, or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

         "Share Exchange" shall mean the PEI Exchange, the Kinergy Exchange and the Reenergy Exchange, collectively.

                                   ARTICLE II
                         EXCHANGE OF OWNERSHIP INTERESTS
                         -------------------------------

         2.1 Exchange of PEI Stock. Subject to the terms and conditions of this Agreement, each PEI Shareholder hereby agrees to assign, transfer and deliver to Accessity the shares of PEI Stock owned by the PEI Shareholder free and clear of all liens, claims, encumbrances, pledges, options, security interests and any other adverse interests of any kind or nature whatsoever, and Accessity hereby agrees to accept delivery of the PEI Stock from each of the PEI Shareholders. In consideration for the assignment and transfer of the PEI Stock to Accessity by the PEI Shareholders, Accessity shall issue to each of the PEI Shareholders one
(1) Accessity Exchange Share for each one (1) share of PEI Stock ("PEI Exchange Ratio"), as set forth on Exhibit A (the "PEI Exchange"). No fractional shares shall be issued and in the event that the conversion results in a fraction, the number of Accessity Exchange Shares to be issued shall be rounded up to the nearest whole number.

         2.2 Cancellation and Replacement of PEI Warrants. Subject to the terms and conditions of this Agreement, each PEI Warrantholder hereby agrees that the PEI Warrants which such PEI Warrantholder has to acquire shares of common stock of PEI shall be cancelled on and as of the Closing Date in consideration for the issuance by Accessity to such PEI Warrantholder of warrants to acquire the same number of shares of Accessity Common Stock at the same exercise price and on the same terms and conditions as provided for in the PEI Warrants of such PEI Warrantholder (the "Accessity Replacement Warrants").

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

         2.3 Exchange of Kinergy Interests. Subject to the terms and conditions of this Agreement, each Kinergy Member hereby agrees to assign, transfer and deliver to Accessity the Kinergy Interests owned by each of the Kinergy Members free and clear of all Liens and any other adverse interests of any kind or nature whatsoever, and Accessity hereby agrees to accept delivery of the Kinergy Interests from each of the Kinergy Members. In consideration for the assignment and transfer of the Kinergy Interests to Accessity by the Kinergy Members, Accessity shall issue 1,875,000 Accessity Exchange Shares to Neil Koehler, the sole Kinergy Member, for 100% of the Kinergy Interests ("Kinergy Exchange Ratio"), as set forth on Exhibit A (the "Kinergy Exchange"). No fractional shares shall be issued and in the event that the conversion results in a fraction, the number of Accessity Exchange Shares to be issued shall be rounded up to the nearest whole number.

         2.4 Exchange of Reenergy Interests. Subject to the terms and conditions of this Agreement, each Reenergy Member hereby agrees to assign, transfer and deliver to Accessity the Reenergy Interests owned by each of the Reenergy Members free and clear of all liens, claims, encumbrances, pledges, options, security interests and any other adverse interests of any kind or nature whatsoever, and Accessity hereby agrees to accept delivery of the Reenergy Interests from each of the Reenergy Members. In consideration for the assignment and transfer of the Reenergy Interests to Accessity by the Reenergy Members, Accessity shall issue to each of the Reenergy Members 21,250 Accessity Exchange Shares for each one percent (1%) of Reenergy Interests ("Reenergy Exchange Ratio"), as set forth on Exhibit A (the "Reenergy Exchange"). No fractional shares shall be issued and in the event that the conversion results in a fraction, the number of Accessity Exchange Shares to be issued shall be rounded up to the nearest whole number.

         2.5 Share Exchange. The parties intend to adopt this Agreement and consummate the Share Exchange as part of a unified plan for the exchange of stock that is qualified for non-recognition treatment under Section 351 of the Code. The Accessity Exchange Shares issued in the PEI Exchange will be issued solely in exchange for shares of PEI Stock, the Accessity Exchange Shares issued in the Kinergy Exchange will be issued solely in exchange for the Kinergy Interests, and the Accessity Exchange Shares issued in the Reenergy Exchange will be issued solely in exchange for the Reenergy Interests, and no other transaction other than the Share Exchange represents, provides for or is intended to be an adjustment to the consideration given for the PEI Stock, the Kinergy Interests and the Reenergy Interests. No consideration that could constitute "other property or money" within the meaning of Section 351(b) of the Code is being transferred by Accessity for the PEI Stock, the Kinergy Interests or the Reenergy Interests. The parties shall not take a position on any tax return inconsistent with this Section 2.5. In addition, the parties represent that, as of the Closing Date and after giving effect to the transactions contemplated by this Agreement, PEI, Kinergy and Reenergy shall be "in control" of Accessity within the meaning of Section 351(a) of the Code.

                                   ARTICLE III
                                     CLOSING
                                     -------

         3.1 Closing. The closing (the "Closing") of the transactions contemplated by this Agreement will be held at 10:00 a.m. at the offices of Rutan & Tucker, LLP, 611 Anton Boulevard, Suite 1400, Costa Mesa, California 92626, on such date as the parties hereto shall mutually agree upon, or at such other time, date or location as the parties hereto may mutually agree upon (the "Closing Date").

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

         3.2 Deliveries By Accessity. At the Closing, Accessity shall deliver:

         (a) to each PEI Shareholder, a stock certificate evidencing his or her ownership of the number of Accessity Exchange Shares set forth opposite his or her name as set forth on Exhibit B; to each PEI Warrantholder, an Accessity Replacement Warrant evidencing such PEI Warrantholder's right to acquire the number of shares of Accessity Common Stock set forth opposite his or her name as set forth on Exhibit B and otherwise providing for the same terms and conditions as provided for in the PEI Warrants of such PEI Warrantholder; to each Kinergy Member, a stock certificate evidencing his or her ownership of the number of Accessity Exchange Shares set forth opposite his or her name as set forth on Exhibit C; and to each Reenergy Member, a stock certificate evidencing his or her ownership of the number of Accessity Exchange Shares set forth opposite his or her name as set forth on Exhibit D;

         (b) a copy of the Articles of Incorporation and Bylaws of Accessity, each as amended to date, and the resolutions adopted by the Board of Directors of Accessity approving, authorizing and directing the execution of this Agreement and the transactions contemplated thereby, each certified by the Secretary of Accessity as being in full force and effect on and as of the Closing Date;

         (c) a certificate of the Secretary of State of Delaware to the effect that Accessity is a validly existing corporation in good standing under the laws of the State of Delaware and a certificate from the Secretary of State of each other state in which the character of its properties owned or leased or the nature of its activities requires qualification as a foreign corporation doing business in such state to the effect that Accessity (as a New York corporation) is a foreign corporation in good standing under the laws of such state;

         (d) the written resignations of each of Barry Siegel, Barry J. Spiegel, Kenneth J. Friedman and Bruce S. Udell as directors of Accessity dated as of the Closing Date, in form and substance reasonably acceptable to each of PEI, Kinergy and Reenergy; provided, that one current director may temporarily remain for the sole purpose of confirming said resignations and appointing one individual designated by Accessity as a Class II director (thereby holding such board seat until the annual meeting of Accessity shareholders to be held in the fourth calendar quarter of 2005) pursuant to a unanimous written consent of such remaining sole director, in form and substance reasonably acceptable to PEI, Kinergy and Reenergy, to be delivered by Accessity at the Closing; and the written resignation of such remaining sole director dated as of the Closing Date effective immediately after the effectiveness of such appointment, in form and substance reasonably acceptable to each of PEI, Kinergy and Reenergy;

         (e) a certificate of the president or chief executive officer of Accessity certifying that the representations and warranties by Accessity set forth in this Agreement and in any certificate or document delivered pursuant to the provisions of this Agreement are true and accurate, on and as of the Closing Date, and that Accessity has performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         (f) the written resignation of each executive of Accessity who has entered into an employment agreement with Accessity (including, without limitation, a confirmation of the voluntary termination by such individual of his or her existing employment agreement with

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Accessity), including but not limited to Barry Siegel and Philip Kart, dated as of the Closing Date, in form and substance reasonably acceptable to each of PEI, Kinergy and Reenergy.

         (g) an opinion of legal counsel to Accessity to the effect that: (i) Accessity is a corporation duly incorporated, validly existing and in good standing under the laws of New York and is duly qualified as a foreign corporation in each state in which the character of its properties owned or leased or the nature of its activities requires qualification as a foreign corporation doing business in such state, except where the failure to be so qualified would not have a material adverse effect on Accessity; (ii) this Agreement and each related agreement to which Accessity is a party has been duly authorized, executed and delivered by Accessity and each of this Agreement and each such related agreement constitutes the valid and binding obligation of Accessity enforceable against Accessity in accordance with its terms, except (x) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (y) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;
(iii) Accessity, through its Board of Directors and shareholders, has taken all corporate action necessary for the approval of the execution, delivery and performance of this Agreement by Accessity; (iv) the Accessity Exchange Shares when issued to the Owners in exchange for the PEI Stock, Kinergy Interests and Reenergy Interests, will be duly and validly issued, fully paid and nonassessable; (v) except as otherwise disclosed in any Accessity SEC Documents (as defined below), to the knowledge of such legal counsel, there are no pending or threatened claims or litigation against Accessity; and (vi) neither the execution of this Agreement, nor the consummation of the Share Exchange and the other transactions contemplated hereby or any announcement of the execution of this Agreement or the consummation of the Share Exchange and the other transactions contemplated hereby constitutes or shall constitute a "Triggering Event" or a "Business Combination" as such terms are defined and used in that certain Rights Agreement dated as of December 28, 1998, between Accessity (formerly First Priority Group, Inc.) and North American Transfer Co., as Rights Agent.

         (h) an original stock certificate evidencing the ownership by GV Capital Corp. of 150,000 shares of common stock of Accessity, together with a letter from Larry Kaplan confirming that issuance of such shares to GV Capital Corp. shall constitute full payment of a finder's fee for introducing Accessity to PEI and the other Acquired Companies;

         (i) evidence, in form and substance reasonably acceptable to each of PEI, Kinergy and Reenergy, that each of the conditions precedent set forth in
Article XIII below have been satisfied; and

         (j) any and all consents, approvals, notices, filings or recordations of third parties required with respect to the execution and delivery of this Agreement or the transactions contemplated hereby or by any of the agreements, documents or instruments referred to herein.

         3.3 Deliveries by Acquired Companies and Owners.

         (a) PEI. At the Closing, PEI and the PEI Shareholders and PEI Warrantholders shall deliver to Accessity:

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(i) the original PEI Warrants and the original stock
certificates representing the PEI Stock, accompanied by stock powers separate from such stock certificates duly executed in blank by the PEI Shareholders evidencing the transfer of PEI Stock to Accessity and, for each married PEI Shareholder that is a resident of California or a resident of any other community property state, a Consent of Spouse in the form attached hereto duly executed by the spouse of such PEI Shareholder;

         (ii) any and all consents, approvals, notices, filings or recordations of third parties required with respect to the execution and delivery of this Agreement or the transactions contemplated hereby or by any of the agreements, documents or instruments referred to herein;

         (iii) evidence, in form and substance reasonably satisfactory to Accessity, that any and all shareholder agreements or similar agreements to which PEI and the PEI Shareholders, or any of them, are a party or to which they or any of them may be subject have been duly terminated;

         (iv) a certificate of the president or chief executive officer of PEI certifying that the representations and warranties by PEI set forth in this Agreement and in any certificate or document delivered pursuant to the provisions of this Agreement are true and accurate, on and as of the Closing Date, and that PEI has performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

         (v) a copy of the Articles of Incorporation and Bylaws of PEI, each as amended to date, and the resolutions adopted by the Board of Directors of PEI approving, authorizing and directing the execution of this Agreement and the transactions contemplated thereby, each certified by the Secretary of PEI as being in full force and effect on and as of the Closing Date;

         (vi) a certificate of the Secretary of State of California to the effect that PEI is a validly existing corporation in good standing under the laws of the State of California and a certificate from the Secretary of State of each other state in which the character of its properties owned or leased or the nature of its activities requires qualification as a foreign corporation doing business in such state to the effect that PEI is a foreign corporation in good standing under the laws of such state; and

         (vii) an opinion of legal counsel to PEI to the effect that: (i) PEI is a corporation duly incorporated, validly existing and in good standing under the laws of California and is duly qualified as a foreign corporation in each state in which the character of its properties owned or leased or the nature of its activities requires qualification as a foreign corporation doing business in such state, except where the failure to be so qualified would not have a material adverse effect on PEI; (ii) this Agreement and each related agreement to which PEI is a party has been duly authorized, executed and delivered by PEI and each of this Agreement and each such related agreement constitutes the valid and binding obligation of PEI enforceable against PEI in accordance with its terms, except (x) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (y) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the

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

court before which any proceeding therefor may be brought; and (iii) PEI, through its Board of Directors and shareholders, has taken all corporate action necessary for the approval of the execution, delivery and performance of this Agreement by PEI.

         (b) Kinergy. At the Closing, Kinergy and the Kinergy Members shall deliver to Accessity:

         (i) original certificates, if any have been issued, representing the Kinergy Interests, accompanied by assignments of interest duly executed in blank by the Kinergy Members evidencing the transfer of the Kinergy Interests to Accessity and, for each married Kinergy Member that is a resident of California or a resident of any other community property state, a Consent of Spouse in the form attached hereto as Exhibit E, duly executed by the spouse of such Kinergy Member;

         (ii) any and all consents, approvals, notices, filings or recordations of third parties required with respect to the execution and delivery of this Agreement or the transactions contemplated hereby or by any of the agreements, documents or instruments referred to herein;

         (iii) evidence, in form and substance reasonably satisfactory to Accessity, that any and all member agreements or similar agreements to which Kinergy and the Kinergy Members, or any of them, are a party or to which they or any of them may be subject have been duly terminated;

         (iv) a certificate of the Managers or Managing Members of Kinergy certifying that the representations and warranties by Kinergy set forth in this Agreement and in any certificate or document delivered pursuant to the provisions of this Agreement are true and accurate, on and as of the Closing Date, and that Kinergy has performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

         (v) a copy of the Articles of Organization and Operating Agreement of Kinergy, each as amended to date, and the resolutions adopted by the Managers or Managing Members of Kinergy and the Kinergy Members approving, authorizing and directing the execution of this Agreement and the transactions contemplated thereby, each certified by the Managers or Managing Members of Kinergy as being in full force and effect on and as of the Closing Date;

         (vi) a certificate of the Secretary of State of Oregon to the effect that Kinergy is a validly existing limited liability company in good standing under the laws of the State of Oregon and a certificate from the Secretary of State of each other state in which the character of its properties owned or leased or the nature of its activities requires qualification as a foreign limited liability company doing business in such state to the effect that Kinergy is a foreign limited liability company in good standing under the laws of such state; and

         (vii) an opinion of legal counsel to Kinergy to the effect that: (i) Kinergy is a limited liability company duly organized, validly existing and in good standing under the laws of California and is duly qualified as a foreign limited liability company in each state in which the character of its properties owned or leased or the nature of its activities

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requires qualification as a foreign limited liability company doing business in such state, except where the failure to be so qualified would not have a material adverse effect on Kinergy; (ii) this Agreement and each related agreement to which Kinergy is a party has been duly authorized, executed and delivered by Kinergy and each of this Agreement and each such related agreement constitutes the valid and binding obligation of Kinergy enforceable against Kinergy in accordance with its terms, except (x) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (y) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (iii) Kinergy, through its Managers or Managing Members and the Kinergy Members, has taken all limited liability company action necessary for the approval of the execution, delivery and performance of this Agreement by Kinergy.

         (c) Reenergy. At the Closing, Reenergy and the Reenergy Members shall deliver to Accessity:

         (i) original certificates, if any have been issued, representing the Reenergy Interests, accompanied by assignments of interest duly executed in blank by the Reenergy Members evidencing the transfer of the Reenergy Interests to Accessity and, for each married Reenergy Member that is a resident of California or a resident of any other community property state, a Consent of Spouse in the form attached hereto as Exhibit E duly executed by the spouse of such Reenergy Member;

         (ii) any and all consents, approvals, notices, filings or recordations of third parties required with respect to the execution and delivery of this Agreement or the transactions contemplated hereby or by any of the agreements, documents or instruments referred to herein;

         (iii) evidence, in form and substance reasonably satisfactory to Accessity, that any and all member agreements or similar agreements to which Reenergy and the Reenergy Members, or any of them, are a party or to which they or any of them may be subject have been duly terminated;

         (iv) a certificate of the Managers or Managing Members of Reenergy certifying that the representations and warranties by Reenergy set forth in this Agreement and in any certificate or document delivered pursuant to the provisions of this Agreement are true and accurate, on and as of the Closing Date, and that Reenergy has performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

         (v) a copy of the Articles of Organization and Operating Agreement of Reenergy, each as amended to date, and the resolutions adopted by the Managers or Managing Members of Reenergy and the Reenergy Members approving, authorizing and directing the execution of this Agreement and the transactions contemplated thereby, each certified by the Managers or Managing Members of Reenergy as being in full force and effect on and as of the Closing Date;

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

         (vi) a certificate of the Secretary of State of California to the effect that Reenergy is a validly existing limited liability company in good standing under the laws of the State of California and a certificate from the Secretary of State of each other state in which the character of its properties owned or leased or the nature of its activities requires qualification as a foreign limited liability company doing business in such state to the effect that Reenergy is a foreign limited liability company in good standing under the laws of such state; and

         (vii) an opinion of legal counsel to Reenergy to the effect that: (i) Reenergy is a limited liability company duly organized, validly existing and in good standing under the laws of Oregon and is duly qualified as a foreign limited liability company in each state in which the character of its properties owned or leased or the nature of its activities requires qualification as a foreign limited liability company doing business in such state, except where the failure to be so qualified would not have a material adverse effect on Reenergy;
(ii) this Agreement and each related agreement to which Reenergy is a party has been duly authorized, executed and delivered by Reenergy and each of this Agreement and each such related agreement constitutes the valid and binding obligation of Reenergy enforceable against Reenergy in accordance with its terms, except x) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally and (y) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (iii) Reenergy, through its Managers or Managing Members and the Reenergy Members, has taken all limited liability company action necessary for the approval of the execution, delivery and performance of this Agreement by Reenergy.

         3.4 Further Assurances. From time to time after the Closing, and without further consideration, each of the Acquired Companies and Owners shall execute and deliver such other instruments of conveyance, assignment, transfer and delivery, and take such other actions as Accessity may reasonably request in order to more effectively transfer to Accessity, and to place Accessity in possession or control of, the Acquired Companies and to reasonably assist in the collection of any and all such rights, properties and assets, and to enable Accessity to exercise and enjoy all of the rights and benefits with respect thereto.

                                   ARTICLE IV
                      REPRESENTATIONS AND WARRANTIES OF PEI
                      -------------------------------------

         PEI hereby represents and warrants to Accessity that the following representations and warranties are true and correct on and as of the date hereof:

         4.1 Organization and Good Standing. PEI is a corporation duly organized, validly existing and in good standing under the laws of the State of California, has the power and authority to own, operate and lease its properties and to carry on its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (each such jurisdiction being listed on Schedule 4.1), except where the failure to be so qualified would not have a material adverse effect on PEI.

         4.2 Capitalization. The authorized capital stock of PEI consists solely of 20,000,000 shares of common stock, without par value, and 30,000,000 shares of Preferred Stock, without par value. There are no shares of Preferred Stock issued and outstanding as of the date of this Agreement. A total of 12,252,200 shares of PEI Stock are issued and outstanding as of the date of this Agreement, all of which are held of record and owned by the PEI Shareholders as set forth in Exhibit B. No equity securities of PEI are issued and outstanding as of the date of this Agreement other than the shares of PEI Stock set forth on Exhibit B. Exhibit B sets forth the number of shares of PEI Stock that are held by each PEI Shareholder as of the date of this Agreement. All issued and outstanding shares of PEI Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by PEI in compliance with all requirements of applicable laws.

4.3 Power and Authority. PEI has full power and authority to enter into this Agreement, to perform its obligations hereunder and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by PEI of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by all corporate, shareholder and other actions on the part of PEI required by applicable law, PEI's Articles of Incorporation or its Bylaws. This Agreement constitutes the legal, valid and binding obligation of PEI, enforceable against it in accordance with its terms.

         4.4 Options/Rights. Except as set forth in Exhibit B or in Schedule 4.4, there are no (i) stock appreciation rights, options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any shares of PEI, specifically including the PEI Stock (collectively, "PEI Capital Stock"), (ii) securities or debt convertible into or exchangeable for PEI Capital Stock or obligating PEI to grant, extend or enter into any such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement, or
(iii) voting agreements, registration rights, rights of first refusal, preemptive rights, co-sale rights, or other restrictions applicable to any outstanding securities of PEI.

         4.5 Subsidiaries. Except as set forth in Schedule 4.5, PEI does not have any subsidiaries or any equity interest, direct or indirect, in, or loans to, any corporation, partnership, joint venture, limited liability company or other business entity.

         4.6 No Violation. Neither the execution and delivery of this Agreement nor the performance by PEI of its obligations hereunder nor the consummation of the transactions contemplated hereby will (a) contravene any provision of the Articles of Incorporation or Bylaws of PEI; (b) violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration of the maturity of any debt or obligation of PEI under, require (except as disclosed on Schedule 4.6 hereto) the consent of any other party to, constitute a breach of, create a loss of a material benefit under, or result in the creation or imposition of any Lien, upon any property or assets of PEI under, any mortgage, indenture, lease, contract, agreement, instrument or commitment to which PEI is a party or by which it or he or any of its or his respective assets or properties may be bound; (c) to the knowledge of PEI, violate any statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Body to which PEI or the PEI Business is subject or by which PEI, any of its assets or properties are bound; or (d) result in the loss of any license, privilege or certificate benefiting PEI or the PEI Business.

         4.7 Consents and Approvals. Except as set forth on Schedule 4.7 hereto, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any other third party is required to be made or obtained by PEI in connection with the execution, delivery or performance of this Agreement.

         4.8 Litigation. There are no Actions to which PEI is a party, including, without limitation, Actions for personal injury, products liability, wrongful death or other tortious conduct, or breach of warranty arising from or relating to materials, commodities, products or goods used, transferred, processed, manufactured, sold, distributed or shipped by PEI (a) involving or relating to PEI or any of its assets, properties or rights, or (b) pending, or, to PEI's knowledge, threatened, against PEI, or any of their respective assets, properties or rights, before any court, arbitrator or administrative or Governmental Body which, if adversely resolved, would have a material adverse effect on the PEI Business.

         4.9 PEI Financial Statements. PEI has previously delivered to Accessity the unaudited balance sheet of PEI as of December 31, 2003 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended (the "Unaudited 2003 PEI Financial Statements"), together with an unaudited balance sheet of PEI as of March 31, 2004 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended and, subsequent to the date hereof, PEI will deliver to Accessity the audited balance sheet of PEI as of December 31, 2003 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended (the "Audited 2003 PEI Financial Statements") (all such financial statements, excluding, upon delivery to Accessity of the Audited 2003 PEI Financial Statements, the Unaudited 2003 PEI Financial Statements, are hereinafter collectively referred to as the "PEI Financial Statements"). The PEI Financial Statements, together with the notes thereto, (i) were compiled from the books and records of PEI regularly maintained by management and used to prepare the financial statements of PEI, (ii) were prepared in accordance with GAAP consistently applied throughout the period then ended and all periods prior to that period; and (iii) present fairly and accurately the financial condition of PEI for the period or as of the dates thereof, subject, where appropriate, to normal year-end audit adjustments, in each case in accordance with GAAP consistently applied during the period covered.

         4.10 No Undisclosed Liabilities. PEI has, and on the Closing Date will have, no Liabilities other than those which (a) are fully reflected reserved against in the PEI Financial Statements, (b) have been incurred since March 31, 2004 in the ordinary course of business in amounts and for terms consistent, individually and in the aggregate, with the past practice of PEI or (c) have been specifically disclosed in the Schedules hereto by reference to the specific section of this Agreement to which such disclosure relates.

         4.11 Taxes and Tax Returns. All of the tax returns and reports of PEI required by applicable law to be filed prior to the date hereof have been duly filed and all taxes shown as due thereon have been paid. There are in effect no waivers of the applicable statutes of limitations for any federal, state, local or foreign taxes for any period. No liability for any federal, state, local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes is pending, and there is no proposed liability for any such taxes to be imposed upon the properties or assets of PEI. PEI does not have any liability for any federal, state, local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes, assessments, amounts, interest or penalties of any nature whatsoever other than as shown on the March 31, 2004 PEI Financial Statements and there is no basis for any additional claim or assessment other than with respect to liabilities for taxes which may have accrued since the date of the March 31, 2004 PEI Financial Statements in the ordinary course of business and reserved against on the books and records of PEI compiled in accordance with generally accepted accounting principles which have been consistently applied to the Closing Date. The provisions for taxes reflected in the March 31, 2004 PEI Financial Statements are adequate for federal, state, county and local taxes for the period ended on December 31, 2003 and for all prior periods, whether disputed or undisputed. There are no present disputes about taxes of any nature payable by PEI. PEI has never filed, and will not file on or before the Closing Date, any consent under section 341(f) of the Code. PEI's tax returns have never been audited by any taxation authority.

         4.12 Absence of Certain Changes. Except as set forth on Schedule 4.12, since December 31, 2003, PEI has conducted the PEI Business only in the ordinary course and consistent with prior practices and has not:

         (a) suffered any material adverse change in its condition (financial or otherwise), results of operations, assets, liabilities, reserves, the PEI Business, or operations;

         (b) suffered any damage, destruction or loss, whether covered by insurance or not, materially adversely affecting the PEI Business, operations, assets, or condition (financial or otherwise);

         (c) paid, discharged or satisfied any Liability or other expenses, other than the payment, discharge or satisfaction of the Liabilities described in Section 4.10 at the time the same were due and payable and in the ordinary course of business;

         (d) paid or otherwise made any contribution to any profit-sharing or pension plan or other Employee Benefit Plan (as defined in Section 4.17 below);

         (e) mortgaged or pledged, or permitted the imposition of any Lien upon, any of its properties or assets (real, personal or mixed, tangible or intangible), other than those incurred in the ordinary course of business or otherwise listed on Schedule 4.12 hereto;

         (f) cancelled or compromised any debts, or waived or permitted to lapse any material claims or rights, or sold, assigned, transferred or otherwise disposed of, other than in the ordinary course, any of its properties or assets (real, personal or mixed, tangible or intangible);

         (g) disposed of or permitted to lapse any rights to the use of any patent, registered trademark, service mark, trade name or copyright, or disposed of or disclosed to any person any trade secret, formula, process or know-how material to the PEI Business not theretofore a matter of public knowledge;

         (h) except as disclosed on Schedule 4.12, granted any increase in the compensation of any officer, employee or consultant of PEI (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer, employee or consultant;

         (i) other than commitments, transactions and expenditures in connection with engineering work and other preliminary site work at the site of the ethanol plant currently being developed by PEI, the anticipated expenditures for which are set forth on Schedule 4.12, and commitments, transactions and expenditures in connection with the repair of the grain facility of

PEI located in Madera, California due to the fire that occurred at such facility in the first quarter of 2004, the expenditures for which are anticipated to be reimbursed under applicable insurance coverage, entered into any commitment or transaction not in the ordinary course of business or made any capital expenditure or commitment for any additions to property, plant or equipment, except commitments, transactions or capital expenditures which do not in any single case exceed $25,000 or in the aggregate exceed $50,000;

         (j) made any change in any method of accounting or accounting practice (including, without limitation, any change in depreciation or amortization policies or rates);

         (k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors, employees, shareholders, or any family member or Affiliate of any of its officers, directors, employees or shareholders, or any officer, director, employee or shareholder of any such Affiliate;

         (l) declared, set aside, paid or made any dividend or other distribution or payment in respect of the capital stock of PEI, or any direct or indirect redemption, purchase or other acquisition of any of its shares of capital stock;

         (m) knowingly waived or released any right or claim of PEI;

         (n) received a commencement notice or, to the knowledge of PEI, received any threat of commencement, of any civil or criminal litigation, investigation or proceeding against PEI;

         (o) experienced any labor trouble or, to the knowledge of PEI, received any claim of wrongful discharge or worker's compensation claim;

         (p) agreed, whether in writing or otherwise, to take any action referred to in and prohibited by this Section 4.12; or

         (q) become aware of any other event or condition that has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, reserves, the PEI Business, the PEI Intellectual Property (as defined below) or the operations of PEI.

         4.13 Title to Properties; Encumbrances.

         (a) PEI has good and marketable title to all of its properties and assets (real, personal or mixed, tangible or intangible), including without limitation the PEI Intellectual Property. None of PEI's properties or assets is subject to any Lien, except Permitted Liens (including the Liens set forth on Schedule 4.13), none of which adversely affects the PEI Business or the continued operations of PEI.

         (b) All material property and assets (real, personal or mixed, tangible or intangible) used or required by PEI in the conduct of the PEI Business are fully owned by PEI (except to the extent of any Permitted Liens). All such property and assets, or the leases or licenses thereof, constitute all property, assets and contractual rights necessary for the conduct of the PEI Business as presently conducted.

         4.14 Leases.

         (a) Schedule 4.14 contains a true and complete list of:

         (i) all leases pursuant to which PEI leases or subleases any real property interests, whether as lessor, lessee, sublessor or sublessee;

         (ii) all leases pursuant to which PEI leases any type of personal property;

         (iii) all leases pursuant to which PEI leases any vehicles or related equipment; and

         (iv) all leases pursuant to which PEI leases to others any type of property.

         (b) Each such lease described on Schedule 4.14 is the legal, valid and binding obligation of PEI and, to the knowledge of PEI, the other parties thereto, enforceable in accordance with their respective terms, and is in full force and effect. PEI is not in default under any such lease, and PEI has not received any notice from any person or entity asserting that PEI is in default under any such lease, and no events or circumstances exist which, with notice or the passage of time or both, would constitute a default under any such lease.

         4.15 Intellectual Property. PEI owns all right, title and interest in, or has the right to use, sell or license all patent applications, patents, trademark applications, trademarks, service marks, trade names, copyright applications, copyrights, trade secrets, know-how, technology, customer lists, proprietary processes and formulae, all source and object code, algorithms, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records and other intellectual property and proprietary rights used in or reasonably necessary or required for the conduct of its respective business as presently conducted (collectively, the "PEI Intellectual Property").

         4.16 Compliance with Laws. PEI has not been charged with, and, to PEI's knowledge, PEI is not threatened with or under any investigation with respect to, any charge concerning any violation of any provision of any federal, state, local or foreign law, regulation, ordinance, order or administrative ruling affecting the PEI Business or PEI, and PEI is not in default with respect to any order, writ, injunction or decree of any court, agency or instrumentality affecting the PEI Business or PEI. To PEI's knowledge, PEI is not in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any Governmental Body or regulatory body, court or arbitrator applicable to the PEI Business or PEI which would have a material adverse effect on PEI or the PEI Business. Without limiting the generality of the foregoing, PEI is in compliance in all material respects with all Occupational Safety and Health Laws, including those rules and regulations promulgated by OSHA, except where such non-compliance would not have a material adverse effect on PEI or the PEI Business.

4.17 Employee Benefit
Plans.

         (a) Schedule 4.17 contains a true and complete list and description of each pension, retirement, severance, welfare, profit-sharing, stock purchase, stock option, vacation, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, retiree medical or life insurance plan or any other employee benefit plans, including, without limitation, any "employee benefit plan" (as defined in Section 3(3) of ERISA), to which PEI contributes or is a party or by which it is bound or under which it may have liability and under which employees or former employees of PEI (or their beneficiaries) are eligible to participate or derive a benefit. Each employee benefit plan which is a "group health plan" (as such term is defined in Section 5000(b)(i) of the Code) satisfies the applicable requirements of Section 4980B of the Code. Except as described on Schedule 4.17, PEI has no formal plan or commitment, whether legally binding or not, to create any additional plan, practice or agreement or modify or change any existing plan, practice or agreement that would affect any of its employees or terminated employees. Benefits under all employee benefit plans are as represented and have not been and will not be increased subsequent to the date copies of such plans have been provided.

         (b) PEI does not contribute to or have any obligation to contribute to, has not at any time contributed to or had an obligation to contribute to, sponsor or maintain, and has not at any time sponsored or maintained, a "multi-employer plan" (within the meaning of Section 3(37) of ERISA) for the benefit of employees or former employees of PEI.

         (c) PEI has, in all material respects, performed all obligations, whether arising by operation of law, contract, or past custom, required to be performed under or in connection with the employee benefit plans disclosed on
Schedule 4.17 (individually, a "PEI Employee Benefit Plan" and, collectively, the "PEI Employees Benefit Plans"), and PEI has no knowledge of any default or violation by any other party with respect thereto.

         (d) There are no Actions, suits or claims (other than routine claims for benefits) pending, or, to PEI's knowledge, threatened, against any PEI Employee Benefit Plan or against the assets funding any PEI Employee Benefit Plan.

         (e) PEI neither maintains nor contributes to any "employee welfare benefit" (as such term is defined in Section 3(i) of ERISA) plan which provides any benefits to retirees or former employees of PEI.

         4.18 Employment Law Matters.

         (a) PEI (i) is in material compliance with all applicable laws respecting employment, employment practices, terms and conditions of employment and wages and hours; (ii) is in material compliance with all applicable laws and regulations relating to the employment of aliens or similar immigration matters; and (iii) is not engaged in any unfair labor practice, including, but not limited to, discrimination or wrongful discharge.

(b) PEI has not at anytime had, nor to PEI's knowledge, is there now threatened, a strike, picket, work stoppage, work slowdown or other labor trouble, against or directly affecting PEI that had or would reasonably be expected to have a material adverse effect on the PEI Business or PEI.

         (c) None of the employees of PEI is represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative. PEI is not a party to any multi-employer collective bargaining agreement covering any of its employees.

         (d) There are no controversies or disputes (including any union grievances or arbitration proceeding) pending, or, to PEI's knowledge, threatened, between PEI and any employees of PEI (or any union or other representative of such employees). No unfair labor practice complaints have been filed against PEI with the National Labor Relations Board or any other Governmental Body or administrative body, and PEI has not received any written notice or communication reflecting an intention or a threat to file any such complaint.

         4.19 Contracts and Commitments.

         (a) Together with the leases set forth on Schedule 4.14, the insurance policies set forth on Schedule 4.23, and the PEI Employee Benefit Plans and commitments set forth on Schedule 4.17, Schedule 4.19 contains a true and complete list and description (stated without duplication), of:

         (i) all contracts (including, without limitation, letters of credit, and obligations for borrowed money) and commitments of PEI which are material to the operations, business, prospects or condition (financial or otherwise) of PEI;

         (ii) all consulting agreements (whether written or oral), regardless of amounts or duration;

         (iii) all material contracts or commitments (whether written or oral) with distributors, brokers, manufacturer's representatives, sales representatives, service or warranty representatives, customers and other persons, firms, corporations or other entities engaged in the sale, distribution, service or repair of PEI's products;

         (iv) all contracts relating to construction-in-progress of capital assets; and

         (v) all joint venture, licensing, profit sharing, royalty or similar agreements or arrangements to which PEI is a party in any way associated with the manufacture, marketing, sale or distribution of any products or provision of any services of PEI.

         (b) PEI has delivered to Accessity true and complete copies of all of the documents identified on Schedule 4.19 (collectively, the "PEI Material Contracts") and shall deliver true and complete copies of all such other agreements, instruments and documents as Accessity may reasonably request relating to the operation, ownership or conduct of the PEI Business.

         (c) PEI is not a party to any written agreement that would restrict it from carrying on the PEI Business anywhere in the world.

         (d) PEI is not a party to any "take-or-pay" contracts.

         (e) Except as identified on Schedule 4.19, PEI is not a party to any employment agreements, arrangements and commitments, including severance or termination arrangements and commitments (whether written or oral), between PEI and any employees of PEI.

         (f) PEI is not, and to the knowledge of PEI and the PEI Majority Shareholders, no other party is, in default under or in breach or violation of, nor has PEI received notice of any asserted claim of default by PEI or by any other party under, or a breach or violation of, any of the PEI Material Contracts.

         4.20 No Brokers. Except as disclosed on Schedule 4.20, PEI is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement in connection with any exchange of stock transaction provided for herein.

         4.21 Environmental Matters. PEI is in compliance in all material respects with all Environmental Laws. There is no Action pending before any court, Governmental Body or board or other forum or threatened by any person or entity (i) for noncompliance by PEI with any Environmental Law (ii) relating to the release into the environment by PEI of any pollutant, toxic or hazardous material or waste generated by PEI, whether or not occurring at or on a site owned, leased or operated by PEI. There has not been by PEI, nor to the knowledge of PEI has there been at all, any past, storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any hazardous materials or substances at, upon or from the facilities occupied or used by PEI and any other real property presently or formerly owned by, used by or leased to or by PEI, any predecessor of PEI (collectively, the "PEI Property"). To the knowledge of PEI, neither PEI nor any properties owned or operated by PEI has been or is in violation or is otherwise liable under, any Environmental Law. To the knowledge of PEI, there are no asbestos-containing materials, underground storage tanks or polychlorinated biphenyls (PCBs) located on the PEI Property. To the knowledge of PEI, there has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above the PEI Property or into the environment surrounding such PEI Property of any hazardous materials or substances in violation of any Environmental Law or requiring any remedial action. To the knowledge of PEI, PEI has all permits, registrations, approvals and licenses required by any Governmental Body under any Environmental Law to be obtained by PEI in connection with the conduct of the business of PEI as presently conducted.

         4.22 Bank Accounts. Schedule 4.22 sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which PEI maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

         4.23 Insurance. Schedule 4.23 sets forth a true and complete list and description of (a) all of PEI's self-insurance practices and items covered by such self-insurance and (b) all policies of fire, liability, worker's compensation and other forms of insurance owned or held by PEI. No installment premiums are due under the policies set forth on Schedule 4.23 or, if installment premiums shall be due and owing under such policies prior to the Closing Date, such premiums shall have been paid up-to-date prior to the Closing Date. All such policies are in full force and effect, insure against risks and liabilities to the extent and in the manner deemed appropriate and sufficient by PEI in its reasonable business judgment, and, other than the receipt of a notice of nonrenewal of a general liability insurance policy expiring in June 2004 applicable to the grain facility of PEI located in Madera, California due to a fire that occurred at such facility in the first quarter of 2004, PEI has not received any notice of cancellation with respect thereto. To PEI's knowledge, PEI is not in default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in a timely fashion.

         4.24 Suppliers and Customers. PEI does not have any knowledge that any supplier or customer or group of related suppliers or customers of PEI has canceled or otherwise terminated or threatened to cancel or otherwise terminate, its relationship with PEI, which termination would have a material adverse effect on the PEI Business or PEI, or that any such supplier or customer or group of related suppliers or customers expects to reduce its business with PEI by reason of the transactions contemplated by this Agreement or for any other reason whatsoever.

         4.25 Licenses, Permits and Authorizations. PEI has all necessary Permits for the use and ownership or leasing of its properties and assets as currently operated, used, owned or leased (including, without limitation, the operation of a plant to produce up to 40 million gallons of ethanol per year), except for such Permits as to which the lack thereof does not and would not have a material adverse effect on PEI or the PEI Business and except for certain non-discretionary grading, foundation and building Permits to be obtained by PEI in connection with the construction of an ethanol plant, as more particularly described on Schedule 4.25. All of the Permits are valid, in full force and effect and in good standing. Schedule 4.25 contains a true and complete list and description of all the Permits. There is no claim or Action pending, or, to PEI's knowledge, threatened, which disputes the validity of any such Permit or threatens to revoke, cancel, suspend or limit any such Permit.

         4.26 Accounts Receivable. All accounts receivable of PEI shown on the PEI Financial Statements and all accounts receivable created after March 31, 2004, subject to reserves created in the ordinary course of business on a basis consistent with the past practices and policies of PEI and otherwise in accordance with generally accepted accounting principles, (a) have been collected or (b) to PEI's knowledge, are valid and enforceable, arose from bona-fide sales to third parties in the ordinary course of business, and are collectible at the aggregate recorded amounts thereof on the books of PEI.

         4.27 Condition of Tangible Assets. Except as disclosed on Schedule 4.12, PEI's facilities and tangible assets, including, without limitation, machinery, equipment, vehicles, furniture, plants and buildings, are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they have been put by PEI in the ordinary course of business, except for parts or repairs of an immaterial nature in the aggregate, and PEI has not received any notice that any of such facilities or assets is in need of substantial maintenance or repair.

         4.28 Disclosure. No representation or warranty of PEI in this Agreement (including, without limitation, the Schedules of PEI hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading.

                                    ARTICLE V
             REPRESENTATIONS AND WARRANTIES OF THE PEI SHAREHOLDERS
             ------------------------------------------------------

         Each of the PEI Shareholders, severally and not jointly, hereby represents and warrants to Accessity that the following representations and warranties are true and correct on and as of the date hereof:

         5.1 Power and Authority. Such PEI Shareholder has full power and authority to enter into this Agreement, perform its respective obligations hereunder, and carry out the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of such PEI Shareholder, enforceable against such PEI Shareholder in accordance with its terms.

         5.2 No Violation. Neither the execution and delivery of this Agreement nor the performance by such PEI Shareholder of its respective obligations hereunder nor the consummation of the transactions contemplated hereby will violate, or be in conflict with, or constitute a default under, any mortgage, indenture, lease, or any agreement, instrument or commitment to which such PEI Shareholder is a party.

         5.3 Title; Consents and Approvals; No Claims. Such PEI Shareholder is the owner, beneficially and of record, of its shares of PEI Stock, free and clear of all Liens. To such PEI Shareholder's knowledge, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any other third party is required to be made or obtained by such PEI Shareholder in connection with the execution, delivery or performance of this Agreement. To such PEI Shareholder's knowledge, there is no claim, action, litigation, suit, cause of action or other proceeding pending or threatened before any federal, state or local court, governmental agency or regulatory body against such PEI Shareholder which seeks or may seek, directly or indirectly, (a) to invalidate or set aside, in whole or in part, this Agreement, (b) to restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby or (c) to obtain substantial damages in connection therewith.

         5.4 Securities Law Compliance.

         (a) Such PEI Shareholder has a net worth sufficient to bear the economic risk (including the entire loss) of its investment made in the Accessity Exchange Shares;

         (b) Such PEI Shareholder is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the rules and regulations of the Securities Act;

         (c) Such PEI Shareholder has adequate means of providing for its current cash needs and personal contingencies and has no need for liquidity in this investment in the Accessity Exchange Shares and has no reason to anticipate any change in its personal circumstances, financial or otherwise, which may cause or require any sale or distribution by such PEI Shareholder or all or any part of the Accessity Exchange Shares acquired by it herein;

         (d) by reason of such PEI Shareholder's business or financial experience or the business or financial experience of such PEI Shareholder's professional advisor(s) who are unaffiliated with and who are not compensated by Accessity or any affiliate or selling agent of

Accessity, directly or indirectly, such PEI Shareholder has the capacity to protect its own interests in connection with an investment in the Accessity Exchange Shares;

         (e) Such PEI Shareholder understands that the he, she or it is acquiring Accessity Exchange Shares without being furnished any prospectus or offering circular, other than a copy of this Agreement, a copy of the Proxy Statement (as defined in Section 11.6 below) and a copy of the Owner Disclosure Document (as defined in Section 11.7 below);

         (f) No representations or warranties have been made to such PEI Shareholder by Accessity or any employee or agent of Accessity and in entering into this Agreement, such PEI Shareholder is not relying on any information, other than as a result of the independent investigation of Accessity by such PEI Shareholder, and no guarantee of any profit or return on its investment made in the Accessity Exchange Shares has been made to such PEI Shareholder;

         (g) In evaluating the merits and risk of this investment, such PEI Shareholder has relied on the advice of its personal tax advisor, investment advisor and/or legal counsel;

         (h) Such PEI Shareholder is aware that the Accessity Exchange Shares have not been registered or qualified, nor is registration or qualification contemplated (except where such PEI Shareholder is a party to a Registration Rights Agreement with PEI, to the extent provided for therein), with the SEC under the Securities Act or any state securities law. Accordingly, the Accessity Exchange Shares may be sold or otherwise transferred or hypothecated only if they are subsequently registered or qualified under the Securities Act or applicable laws or if, in the opinion of counsel, an exemption from registration or qualification thereunder is available and the transaction will not jeopardize the availability of the exemptions under applicable federal and state securities laws relied upon by Accessity in connection with the offering in which such PEI Shareholder acquired its Accessity Exchange Shares;

         (i) Such PEI Shareholder acknowledges that the Accessity Exchange Shares were not offered by means of any general solicitation or advertising;

         (j) Such PEI Shareholder is acquiring its Accessity Exchange Shares solely for its own account, for investment purposes only, and not with an intent to sell, or for resale in connection with any distribution of all or any portion of the Accessity Exchange Shares within the meaning of the Securities Act; and

         (k) The address of such PEI Shareholder set forth on the signature pages hereto is the principal residence of such PEI Shareholder, if such PEI Shareholder is an individual, or the principal business address of such PEI Shareholder, if such PEI Shareholder is a business or other entity, and that all offers to such PEI Shareholder have been made only in the state specified in such address.

                                   ARTICLE VI
                   REPRESENTATIONS AND WARRANTIES OF KINERGY
                   -----------------------------------------

         Kinergy hereby represents and warrants to Accessity that the following representations and warranties are true and correct on and as of the date hereof:

         6.1 Organization and Good Standing. Kinergy is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Oregon, has the power and authority to own, operate and lease its properties and to carry on its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (each such jurisdiction being listed on Schedule 6.1), except where the failure to be so qualified would not have a material adverse effect on Kinergy.

         6.2 Capitalization. The limited liability company membership interests of Kinergy are owned by the Kinergy Members as set forth in Exhibit C. No limited liability company membership interests of Kinergy are outstanding as of the date of this Agreement other than the Kinergy Interests set forth on Exhibit
C. The Kinergy Interests have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by Kinergy in compliance with all requirements of applicable laws.

         6.3 Power and Authority. Kinergy has full power and authority to enter into this Agreement, to perform its obligations hereunder and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Kinergy of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Managers or the Managing Members and the Kinergy Members as required by applicable law, Kinergy's Articles of Organization or its Operating Agreement. This Agreement constitutes the legal, valid and binding obligation of Kinergy, enforceable against it in accordance with its terms.

         6.4 Options/Rights. Except as set forth in Schedule 6.4, there are no
(i) options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any limited liability company membership interests of Kinergy, (ii) securities or debt convertible into or exchangeable for Kinergy limited liability company membership interests or obligating Kinergy to grant, extend or enter into any such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement, or (iii) voting agreements, rights of first refusal, preemptive rights, co-sale rights, or other restrictions applicable to any outstanding limited liability company membership interests of Kinergy.

         6.5 Subsidiaries. Kinergy does not have any subsidiaries or any equity interest, direct or indirect, in, or loans to, any corporation, partnership, joint venture, limited liability company or other business entity.

         6.6 No Violation. Neither the execution and delivery of this Agreement nor the performance by Kinergy of its obligations hereunder nor the consummation of the transactions contemplated hereby will (a) contravene any provision of the Articles of Organization or Operating Agreement of Kinergy; (b) violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration of the maturity of any debt or obligation of Kinergy under, require (except as disclosed on Schedule 6.6 hereto) the consent of any other party to, constitute a breach of, create a loss of a material benefit under, or result in the creation or imposition of any Lien, upon any property or assets of Kinergy under, any mortgage, indenture, lease, contract, agreement, instrument or commitment to which Kinergy is a party or by which it or any of its assets or properties may be bound; (c) to the knowledge of Kinergy, violate any statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Body to which Kinergy or the Kinergy Business is subject or by which Kinergy, any of its assets or properties are bound; or (d) result in the loss of any license, privilege or certificate benefiting Kinergy or the Kinergy Business.

         6.7 Consents and Approvals. Except as set forth on Schedule 6.7 hereto, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any other third party is required to be made or obtained by Kinergy in connection with the execution, delivery or performance of this Agreement.

         6.8 Litigation. There are Actions to which Kinergy is a party, including, without limitation, Actions for personal injury, products liability, wrongful death or other tortious conduct, or breach of warranty arising from or relating to materials, commodities, products or goods used, transferred, processed, manufactured, sold, distributed or shipped by Kinergy (a) involving or relating to Kinergy, or any its assets, properties or rights, or (b) pending, or, to Kinergy's knowledge, threatened, against Kinergy, or any of its assets, properties or rights, before any court, arbitrator or administrative or Governmental Body which, if adversely resolved, would have a material adverse effect on the Kinergy Business.

         6.9 Kinergy Financial Statements. Kinergy has previously delivered to Accessity the unaudited balance sheet of Kinergy as of December 31, 2003 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended (the "Unaudited 2003 Kinergy Financial Statements"), together with an unaudited balance sheet of Kinergy as of March 31, 2004 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended and, subsequent to the date hereof, Kinergy will deliver to Accessity the audited balance sheet of Kinergy as of December 31, 2003 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended (the "Audited 2003 Kinergy Financial Statements") (all such financial statements, excluding, upon delivery to Accessity of the Audited 2003 Kinergy Financial Statements, the Unaudited 2003 Kinergy Financial Statements, are hereinafter collectively referred to as the "Kinergy Financial Statements"). The Kinergy Financial Statements, together with the notes thereto, (i) were compiled from the books and records of Kinergy regularly maintained by management and used to prepare the financial statements of Kinergy, (ii) were prepared in accordance with GAAP consistently applied throughout the period then ended and all periods prior to that period; and (iii) present fairly and accurately the financial condition of Kinergy for the period or as of the dates thereof, subject, where appropriate, to normal year-end audit adjustments, in each case in accordance with GAAP consistently applied during the period covered.

         6.10 No Undisclosed Liabilities. Kinergy has, and on the Closing Date will have, no Liabilities other than those which (a) are fully reflected reserved against in the Kinergy Financial Statements, (b) have been incurred since March 31, 2004 in the ordinary course of business in amounts and for terms consistent, individually and in the aggregate, with the past practice of Kinergy or (c) have been specifically disclosed in the Schedules hereto by reference to the specific section of this Agreement to which such disclosure relates.

         6.11 Taxes and Tax Returns. All of the tax returns and reports of Kinergy required by applicable law to be filed prior to the date hereof have been duly filed and all taxes shown as due thereon have been paid. There are in effect no waivers of the applicable statutes of limitations for any federal, state, local or foreign taxes for any period. No liability for any federal, state, local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes is pending, and there is no proposed liability for any such taxes to be imposed upon the properties or assets of Kinergy. Kinergy does not have any liability for any federal, state, local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes, assessments, amounts, interest or penalties of any nature whatsoever other than as shown on the March 31, 2004 Kinergy Financial Statements and there is no basis for any additional claim or assessment other than with respect to liabilities for taxes which may have accrued since the date of the March 31, 2004 Kinergy Financial Statements in the ordinary course of business and reserved against on the books and records of Kinergy compiled in accordance with generally accepted accounting principles which have been consistently applied to the Closing Date. The provisions for taxes reflected in the March 31, 2004 Kinergy Financial Statements are adequate for federal, state, county and local taxes for the period ended on December 31, 2003 and for all prior periods, whether disputed or undisputed. There are no present disputes about taxes of any nature payable by Kinergy. Kinergy has never filed, and will not file on or before the Closing Date, any consent under section 341(f) of the Code. Kinergy's tax returns have never been audited by any taxation authority.

6.12 Absence of Certain Changes. Except as set forth on Schedule 6.12, since December 31, 2003, Kinergy has conducted the Kinergy Business only in the ordinary course and consistent with prior practices and has not:

         (a) suffered any material adverse change in its condition (financial or otherwise), results of operations, assets, liabilities, reserves, the Kinergy Business, or operations;

         (b) suffered any damage, destruction or loss, whether covered by insurance or not, materially adversely affecting the Kinergy Business, operations, assets, or condition (financial or otherwise);

         (c) paid, discharged or satisfied any Liability or other expenses, other than the payment, discharge or satisfaction of the Liabilities described in Section 6.10 at the time the same were due and payable and in the ordinary course of business;

         (d) paid or otherwise made any contribution to any profit-sharing or pension plan or other Employee Benefit Plan (as defined in Section 6.17 below);

         (e) mortgaged or pledged, or permitted the imposition of any Lien upon, any of its properties or assets (real, personal or mixed, tangible or intangible), other than those incurred in the ordinary course of business or otherwise listed on Schedule 6.12 hereto;

         (f) cancelled or compromised any debts, or waived or permitted to lapse any material claims or rights, or sold, assigned, transferred or otherwise disposed of, other than in the ordinary course, any of its properties or assets (real, personal or mixed, tangible or intangible);

         (g) disposed of or permitted to lapse any rights to the use of any patent, registered trademark, service mark, trade name or copyright, or disposed of or disclosed to any person any trade secret, formula, process or know-how material to the Kinergy Business not theretofore a matter of public knowledge;

         (h) except as disclosed on Schedule 6.12, granted any increase in the compensation of any officer, employee or consultant of Kinergy (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer, employee or consultant;

         (i) entered into any commitment or transaction not in the ordinary course of business or made any capital expenditure or commitment for any additions to property, plant or equipment, except commitments, transactions or capital expenditures which do not in any single case exceed $25,000 or in the aggregate exceed $50,000;

         (j) made any change in any method of accounting or accounting practice (including, without limitation, any change in depreciation or amortization policies or rates);

         (k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, employees, members, or any family member or Affiliate of any of its officers, employees or members, or any officer, employee or member of any such Affiliate;

         (l) declared, set aside, paid or made any distribution or payment in respect of the limited liability company membership interests of Kinergy, or any direct or indirect redemption, purchase or other acquisition of any of its limited liability company membership interests;

         (m) knowingly waived or released any right or claim of Kinergy;

         (n) received a commencement notice or, to the knowledge of Kinergy, received any threat of commencement, of any civil or criminal litigation, investigation or proceeding against Kinergy;

         (o) experienced any labor trouble or, to the knowledge of Kinergy, received any claim of wrongful discharge or worker's compensation claim;

         (p) agreed, whether in writing or otherwise, to take any action referred to in and prohibited by this Section 6.12; or

         (q) become aware of any other event or condition that has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, reserves, the Kinergy Business, the Kinergy Intellectual Property (as defined below) or the operations of Kinergy.

         6.13 Title to Properties; Encumbrances.

         (a) Kinergy has good and marketable title to all of its properties and assets (real, personal or mixed, tangible or intangible), including without limitation the Kinergy Intellectual Property. None of Kinergy's properties or assets is subject to any Lien, except for Permitted Liens (including the Liens set forth on Schedule 6.13), none of which adversely affects the Kinergy Business or the continued operations of Kinergy.

         (b) All material property and assets (real, personal or mixed, tangible or intangible) used or required by Kinergy in the conduct of the Kinergy Business are fully owned by Kinergy (except to the extent of any Permitted Liens). All such property and assets, or the leases or licenses thereof, constitute all property, assets and contractual rights necessary for the conduct of the Kinergy Business as presently conducted.

         6.14 Leases.

         (a) Schedule 6.14 contains a true and complete list of:

         (i) all leases pursuant to which Kinergy leases or subleases any real property interests, whether as lessor, lessee, sublessor or sublessee;

         (ii) all leases pursuant to which Kinergy leases any type of personal property;

         (iii) all leases pursuant to which Kinergy leases any vehicles or related equipment; and

         (iv) all leases pursuant to which Kinergy leases to others any type of property.

         (b) Each such lease described on Schedule 6.14 is the legal, valid and binding obligation of Kinergy and, to the knowledge of Kinergy, the other parties thereto, enforceable in accordance with their respective terms, and is in full force and effect. Kinergy is not in default under any such lease, and Kinergy has not received any notice from any person or entity asserting that Kinergy is in default under any such lease, and no events or circumstances exist which, with notice or the passage of time or both, would constitute a default under any such lease.

         6.15 Intellectual Property. Kinergy owns all right, title and interest in, or has the right to use, sell or license all patent applications, patents, trademark applications, trademarks, service marks, trade names, copyright applications, copyrights, trade secrets, know-how, technology, customer lists, proprietary processes and formulae, all source and object code, algorithms, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records and other intellectual property and proprietary rights used in or reasonably necessary or required for the conduct of its respective business as presently conducted (collectively, the "Kinergy Intellectual Property").

         6.16 Compliance with Laws. Kinergy has not been charged with, and, to Kinergy's knowledge, Kinergy is not threatened with or under any investigation with respect to, any charge concerning any violation of any provision of any federal, state, local or foreign law, regulation, ordinance, order or administrative ruling affecting the Kinergy Business or Kinergy, and Kinergy is not in default with respect to any order, writ, injunction or decree of any court, agency or instrumentality affecting the Kinergy Business or Kinergy. To Kinergy's knowledge, Kinergy is not in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any Governmental Body or regulatory body, court or arbitrator applicable to the Kinergy Business or Kinergy which would have a material adverse effect on Kinergy or the

Kinergy Business. Without limiting the generality of the foregoing, Kinergy is in compliance in all material respects with all Occupational Safety and Health Laws, including those rules and regulations promulgated by OSHA, except where such non-compliance would not have a material adverse effect on Kinergy or the Kinergy Business.

         6.17 Employee Benefit Plans.

         (a) Schedule 6.17 contains a true and complete list and description of each pension, retirement, severance, welfare, profit-sharing, stock purchase, stock option, vacation, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, retiree medical or life insurance plan or any other employee benefit plans, including, without limitation, any "employee benefit plan" (as defined in Section 3(3) of ERISA), to which Kinergy contributes or is a party or by which it is bound or under which it may have liability and under which employees or former employees of Kinergy (or their beneficiaries) are eligible to participate or derive a benefit. Each employee benefit plan which is a "group health plan" (as such term is defined in Section 5000(b)(i) of the Code) satisfies the applicable requirements of Section 4980B of the Code. Except as described on
Schedule 6.17, Kinergy has no formal plan or commitment, whether legally binding or not, to create any additional plan, practice or agreement or modify or change any existing plan, practice or agreement that would affect any of its employees or terminated employees. Benefits under all employee benefit plans are as represented and have not been and will not be increased subsequent to the date copies of such plans have been provided.

         (b) Kinergy does not contribute to or have any obligation to contribute to, has not at any time contributed to or had an obligation to contribute to, sponsor or maintain, and has not at any time sponsored or maintained, a "multi-employer plan" (within the meaning of Section 3(37) of ERISA) for the benefit of employees or former employees of Kinergy.

         (c) Kinergy has, in all material respects, performed all obligations, whether arising by operation of law, contract, or past custom, required to be performed under or in connection with the employee benefit plans disclosed on
Schedule 6.17 (individually, a "Kinergy Employee Benefit Plan" and, collectively, the "Kinergy Employees Benefit Plans"), and Kinergy has no knowledge of any default or violation by any other party with respect thereto.

         (d) There are no Actions, suits or claims (other than routine claims for benefits) pending, or, to Kinergy's knowledge, threatened, against any Kinergy Employee Benefit Plan or against the assets funding any Kinergy Employee Benefit Plan.

         (e) Kinergy neither maintains nor contributes to any "employee welfare benefit" (as such term is defined in Section 3(i) of ERISA) plan which provides any benefits to retirees or former employees of Kinergy.

         6.18 Employment Law Matters.

         (a) Kinergy (i) is in material compliance with all applicable laws respecting employment, employment practices, terms and conditions of employment and wages and hours; (ii) is in material compliance with all applicable laws and regulations relating to the employment of aliens or similar immigration matters; and (iii) is not engaged in any unfair labor practice, including, but not limited to, discrimination or wrongful discharge.

         (b) Kinergy has not at anytime during the last three (3) years had, nor to Kinergy's knowledge, is there now threatened, a strike, picket, work stoppage, work slowdown or other labor trouble, against or directly affecting Kinergy that had or would reasonably be expected to have a material adverse effect on the Kinergy Business or Kinergy.

         (c) None of the employees of Kinergy is represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative. Kinergy is not a party to any multi-employer collective bargaining agreement covering any of its employees.

         (d) There are no controversies or disputes (including any union grie vances or arbitration proceeding) pending, or, to Kinergy's knowledge, threatened, between Kinergy and any employees of Kinergy (or any union or other representative of such employees). No unfair labor practice complaints have been filed against Kinergy with the National Labor Relations Board or any other Governmental Body or administrative body, and Kinergy has not received any written notice or communication reflecting an intention or a threat to file any such complaint.

         6.19 Contracts and Commitments.

         (a) Together with the leases set forth on Schedule 6.14, the insurance policies set forth on Schedule 6.23, and the Kinergy Employee Benefit Plans and commitments set forth on Schedule 6.17, Schedule 6.19 contains a true and complete list and description (stated without duplication), of:

         (i) all contracts (including, without limitation, letters of credit, and obligations for borrowed money) and commitments of Kinergy which are material to the operations, business, prospects or condition (financial or otherwise) of Kinergy;

         (ii) all consulting agreements (whether written or oral), regardless of amounts or duration;

         (iii) all material contracts or commitments (whether written or oral) with distributors, brokers, manufacturer's representatives, sales representatives, service or warranty representatives, customers and other persons, firms, corporations or other entities engaged in the sale, distribution, service or repair of Kinergy's products;

         (iv) all contracts relating to construction-in-progress of capital assets; and

         (v) all joint venture, licensing, profit sharing, royalty or similar agreements or arrangements to which Kinergy is a party in any way associated with the manufacture, marketing, sale or distribution of any products or provision of any services of Kinergy.

         (b) Kinergy has delivered to Accessity true and complete copies of all of the documents identified on Schedule 6.19 (collectively, the "Kinergy Material Contracts") and shall deliver true and complete copies of all such other agreements, instruments and documents as Accessity may reasonably request relating to the operation, ownership or conduct of the Kinergy Business.

         (c) Kinergy is not a party to any written agreement that would restrict it from carrying on the Kinergy Business anywhere in the world.

         (d) Kinergy is not a party to any "take-or-pay" contracts.

         (e) Except as identified on Schedule 6.19, Kinergy is not a party to any employment agreements, arrangements and commitments, including severance or termination arrangements and commitments (whether written or oral), between Kinergy and any employees of Kinergy.

         (f) Kinergy is not, and to the knowledge of Kinergy, no other party is, in default under or in breach or violation of, nor has Kinergy received notice of any asserted claim of default by Kinergy or by any other party under, or a breach or violation of, any of the Kinergy Material Contracts.

         6.20 No Brokers. Except as disclosed on Schedule 6.20, Kinergy is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement in connection with any exchange of stock transaction provided for herein.

         6.21 Environmental Matters. Kinergy is in compliance in all material respects with all Environmental Laws. There is no Action pending before any court, Governmental Body or board or other forum or threatened by any person or entity (i) for noncompliance by Kinergy with any Environmental Law (ii) relating to the release into the environment by Kinergy of any pollutant, toxic or hazardous material or waste generated by Kinergy, whether or not occurring at or on a site owned, leased or operated by Kinergy. There has not been by Kinergy, nor to the knowledge of Kinergy has there been at all, any past, storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any hazardous materials or substances at, upon or from the facilities occupied or used by Kinergy and any other real property presently or formerly owned by, used by or leased to or by Kinergy, any predecessor of Kinergy (collectively, the "Kinergy Property"). To the knowledge of Kinergy, neither Kinergy nor any properties owned or operated by Kinergy has been or is in violation or is otherwise liable under, any Environmental Law. To the knowledge of Kinergy, there are no asbestos-containing materials, underground storage tanks or polychlorinated biphenyls (PCBs) located on the Kinergy Property. To the knowledge of Kinergy, there has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above the Kinergy Property or into the environment surrounding such Kinergy Property of any hazardous materials or substances in violation of any Environmental Law or requiring any remedial action. To the knowledge of Kinergy, Kinergy has all permits, registrations, approvals and licenses required by any Governmental Body under any Environmental Law to be obtained by Kinergy in connection with the conduct of the business of Kinergy as presently conducted.

         6.22 Bank Accounts. Schedule 6.22 sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which Kinergy maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

         6.23 Insurance. Schedule 6.23 sets forth a true and complete list and description of (a) all of Kinergy's self-insurance practices and items covered by such self-insurance and (b) all policies of fire, liability, worker's compensation and other forms of insurance owned or held by Kinergy. No installment premiums are due under the policies set forth on Schedule 6.23 or, if installment premiums shall be due and owing under such policies prior to the Closing Date, such premiums shall have been paid up-to-date prior to the Closing Date. All such policies are in full force and effect, insure against risks and liabilities to the extent and in the manner deemed appropriate and sufficient by Kinergy in its reasonable business judgment, and Kinergy has not received any notice of cancellation with respect thereto. To Kinergy's knowledge, Kinergy is not in default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in a timely fashion.

         6.24 Suppliers and Customers. Kinergy does not have any knowledge that any supplier or customer or group of related suppliers or customers of Kinergy has canceled or otherwise terminated or threatened to cancel or otherwise terminate, its relationship with Kinergy, which termination would have a material adverse effect on the Kinergy Business or Kinergy, or that any such supplier or customer or group of related suppliers or customers expects to reduce its business with Kinergy by reason of the transactions contemplated by this Agreement or for any other reason whatsoever.

         6.25 Licenses, Permits and Authorizations. Kinergy has all necessary Permits for the use and ownership or leasing of its properties and assets as currently operated, used, owned or leased, except for such Permits as to which the lack thereof does not and would not have a material adverse effect on Kinergy or the Kinergy Business. All of the Permits are valid, in full force and effect and in good standing. Schedule 6.25 contains a true and complete list and description of all the Permits and Kinergy has previously delivered to Accessity true and complete copies of all such Permits identified in Schedule 6.25 and in effect as of the date hereof. There is no claim or Action pending, or, to Kinergy's knowledge, threatened, which disputes the validity of any such Permit or threatens to revoke, cancel, suspend or limit any such Permit.

         6.26 Accounts Receivable. All accounts receivable of Kinergy shown on the Kinergy Financial Statements and all accounts receivable created after March 31, 2004, subject to reserves created in the ordinary course of business on a basis consistent with the past practices and policies of Kinergy and otherwise in accordance with generally accepted accounting principles, (a) have been collected or (b) to Kinergy's knowledge, are valid and enforceable, arose from bona-fide sales to third parties in the ordinary course of business, and are collectible at the aggregate recorded amounts thereof on the books of Kinergy.

         6.27 Condition of Tangible Assets. Kinergy's facilities and tangible assets, including, without limitation, machinery, equipment, vehicles, furniture, plants and buildings, are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they have been put by Kinergy in the ordinary course of business, except for parts or repairs of an immaterial nature in the aggregate, and Kinergy has not received any notice that any of such facilities or assets is in need of substantial maintenance or repair.

         6.28 Disclosure. No representation or warranty of Kinergy in this Agreement (including, without limitation, the Schedules of Kinergy hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading.

                                   ARTICLE VII
              REPRESENTATIONS AND WARRANTIES OF THE KINERGY MEMBERS
              -----------------------------------------------------

         Each of the Kinergy Members, severally and not jointly, hereby represents and warrants to Accessity that the following representations and warranties are true and correct on and as of the date hereof:

         7.1 Power and Authority. Such Kinergy Member has full power and authority to enter into this Agreement, perform its respective obligations hereunder, and carry out the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of such Kinergy Member, enforceable against such Kinergy Member in accordance with its terms.

         7.2 No Violation. Neither the execution and delivery of this Agreement nor the performance by such Kinergy Member of its respective obligations hereunder nor the consummation of the transactions contemplated hereby will violate, or be in conflict with, or constitute a default under, any mortgage, indenture, lease, or any agreement, instrument or commitment to which such Kinergy Member is a party.

         7.3 Title; Consents and Approvals; No Claims. Such Kinergy Member is the owner, beneficially and of record, of its Kinergy Interests, free and clear of all liens, encumbrances, security agreements, options, claims, charges and restrictions. To such Kinergy Member's knowledge, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any other third party is required to be made or obtained by such Kinergy Member in connection with the execution, delivery or performance of this Agreement. To such Kinergy Member's knowledge, there is no claim, action, litigation, suit, cause of action or other proceeding pending or threatened before any federal, state or local court, governmental agency or regulatory body against such Kinergy Member which seeks or may seek, directly or indirectly, (a) to invalidate or set aside, in whole or in part, this Agreement,
(b) to restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby or (c) to obtain substantial damages in connection therewith.

         7.4 Securities Law Compliance.

         (a) Such Kinergy Member has a net worth sufficient to bear the economic risk (including the entire loss) of its investment made in the Accessity Exchange Shares;

         (b) Such Kinergy Member is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the rules and regulations of the Securities Act;

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

         (c) Such Kinergy Member has adequate means of providing for its current cash needs and personal contingencies and has no need for liquidity in this investment in the Accessity Exchange Shares and has no reason to anticipate any change in its personal circumstances, financial or otherwise, which may cause or require any sale or distribution by such Kinergy Member or all or any part of the Accessity Exchange Shares acquired by it herein;

         (d) by reason of such Kinergy Member's business or financial experience or the business or financial experience of such Kinergy Member's professional advisor(s) who are unaffiliated with and who are not compensated by Accessity or any affiliate or selling agent of Accessity, directly or indirectly, such Kinergy Member has the capacity to protect its own interests in connection with an investment in the Accessity Exchange Shares;

         (e) Such Kinergy Member understands that he, she or it is acquiring Accessity Exchange Shares without being furnished any prospectus or offering circular, other than a copy of this Agreement, a copy of the Proxy Statement (as defined in Section 11.6 below) and a copy of the Owner Disclosure Document (as defined in Section 11.7 below);

         (f) No representations or warranties have been made to such Kinergy Member by Accessity or any employee or agent of Accessity and in entering into this Agreement, such Kinergy Member is not relying on any information, other than as a result of the independent investigation of Accessity by such Kinergy Member, and no guarantee of any profit or return on its investment made in the Accessity Exchange Shares has been made to such Kinergy Member;

         (g) In evaluating the merits and risk of this investment, such Kinergy Member has relied on the advice of its personal tax advisor, investment advisor and/or legal counsel;

         (h) Such Kinergy Member is aware that the Accessity Exchange Shares have not been registered or qualified, nor is registration or qualification contemplated, with the SEC under the Securities Act or any state securities law. Accordingly, the Accessity Exchange Shares may be sold or otherwise transferred or hypothecated only if they are subsequently registered or qualified under the Securities Act or applicable laws or if, in the opinion of counsel, an exemption from registration or qualification thereunder is available and the transaction will not jeopardize the availability of the exemptions under applicable federal and state securities laws relied upon by Accessity in connection with the offering in which such Kinergy Member acquired its Accessity Exchange Shares;

         (i) Such Kinergy Member acknowledges that the Accessity Exchange Shares were not offered by means of any general solicitation or advertising;

         (j) Such Kinergy Member is acquiring its Accessity Exchange Shares solely for its own account, for investment purposes only, and not with an intent to sell, or for resale in connection with any distribution of all or any portion of the Accessity Exchange Shares within the meaning of the Securities Act; and

         (k) The address of such Kinergy Member furnished by such Kinergy Member at the end of this Agreement is the principal residence of such Kinergy Member, if such Kinergy Member is an individual, or the principal business address of such Kinergy Member, if such Kinergy Member is a business or other entity, and that all offers to such Kinergy Member have been made only in the state specified in such address.

                                  ARTICLE VIII
                   REPRESENTATIONS AND WARRANTIES OF REENERGY
                   ------------------------------------------

         Reenergy hereby represents and warrants to Accessity that the following representations and warranties are true and correct on and as of the date hereof:

         8.1 Organization and Good Standing. Reenergy is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California, has the power and authority to own, operate and lease its properties and to carry on its business as now conducted, and is duly qualified to do business and is in good standing in each jurisdiction where the character of its properties owned or leased or the nature of its activities make such qualification necessary (each such jurisdiction being listed on Schedule 8.1), except where the failure to be so qualified would not have a material adverse effect on Reenergy.

         8.2 Capitalization. The limited liability company membership interests of Reenergy are owned by the Reenergy Members as set forth in Exhibit D. No limited liability company membership interests of Reenergy are outstanding as of the date of this Agreement other than the Reenergy Interests set forth on Exhibit D. The Reenergy Interests have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by Reenergy in compliance with all requirements of applicable laws.

         8.3 Power and Authority. Reenergy has full power and authority to enter into this Agreement, to perform its obligations hereunder and to carry out the transactions contemplated hereby. The execution and delivery of this Agreement, the performance by Reenergy of its obligations hereunder and the consummation of the transactions contemplated hereby have been duly authorized by Reenergy and the Reenergy Majority Members as required by applicable law, Reenergy's Articles of Organization or Operating Agreement. This Agreement constitutes the legal, valid and binding obligation of Reenergy, enforceable against it in accordance with its terms.

         8.4 Options/Rights. Except as set forth in Schedule 8.4, there are no
(i) options, warrants, calls, rights, commitments, conversion privileges or preemptive or other rights or agreements outstanding to purchase or otherwise acquire any limited liability company membership interests of Reenergy, (ii) securities or debt convertible into or exchangeable for Reenergy limited liability company membership interests or obligating Reenergy to grant, extend or enter into any such option, warrant, call, commitment, conversion privileges or preemptive or other right or agreement, or (iii) voting agreements, rights of first refusal, preemptive rights, co-sale rights, or other restrictions applicable to any outstanding limited liability company membership interests of Reenergy.

         8.5 Subsidiaries. Reenergy does not have any subsidiaries or any equity interest, direct or indirect, in, or loans to, any corporation, partnership, joint venture, limited liability company or other business entity.

         8.6 No Violation. Neither the execution and delivery of this Agreement nor the performance by Reenergy of its obligations hereunder nor the consummation of the transactions contemplated hereby will (a) contravene any provision of the Articles of Organization or Operating Agreement of Reenergy;
(b) violate, be in conflict with, constitute a default under, permit the termination of, cause the acceleration of the maturity of any debt or obligation of Reenergy under, require (except as disclosed on Schedule 8.6 hereto) the consent of any other party to, constitute a breach of, create a loss of a material benefit under, or result in the creation or imposition of any Lien, upon any property or assets of Reenergy under, any mortgage, indenture, lease, contract, agreement, instrument or commitment to which Reenergy is a party or by which it or he or any of its or his respective assets or properties may be bound; (c) to the knowledge of Reenergy, violate any statute or law or any judgment, decree, order, regulation or rule of any court or Governmental Body to which Reenergy or the Reenergy Business is subject or by which Reenergy, any of its assets or properties are bound; or (d) result in the loss of any license, privilege or certificate benefiting Reenergy or the Reenergy Business.

         8.7 Consents and Approvals. Except as set forth on Schedule 8.7 hereto, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any other third party is required to be made or obtained by Reenergy in connection with the execution, delivery or performance of this Agreement by Reenergy.

         8.8 Litigation. There are Actions to which Reenergy is a party, including, without limitation, Actions for personal injury, products liability, wrongful death or other tortious conduct, or breach of warranty arising from or relating to materials, commodities, products or goods used, transferred, processed, manufactured, sold, distributed or shipped by Reenergy (a) involving or relating to Reenergy, or any its assets, properties or rights, or (b) pending, or, to Reenergy's knowledge, threatened, against Reenergy or any of its assets, properties or rights, before any court, arbitrator or administrative or Governmental Body which, if adversely resolved, would have a material adverse effect on the Reenergy Business.

         8.9 Reenergy Financial Statements. Reenergy has previously delivered to Accessity the unaudited balance sheet of Reenergy as of December 31, 2003 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended (the "Unaudited 2003 Reenergy Financial Statements"), together with an unaudited balance sheet of Reenergy as of March 31, 2004 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended and, subsequent to the date hereof, Reenergy will deliver to Accessity the audited balance sheet of Reenergy as of December 31, 2003 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended (the "Audited 2003 Reenergy Financial Statements") (all such financial statements, excluding, upon delivery to Accessity of the Audited 2003 Reenergy Financial Statements, the Unaudited 2003 Reenergy Financial Statements, are hereinafter collectively referred to as the "Reenergy Financial Statements"). The Reenergy Financial Statements, together with the notes thereto, (i) were compiled from the books and records of Reenergy regularly maintained by management and used to prepare the financial statements of Reenergy, (ii) were prepared in accordance with GAAP consistently applied throughout the period then ended and all periods prior to that period; and (iii) present fairly and accurately the financial condition of Reenergy for the period or as of the dates thereof, subject, where appropriate, to normal year-end audit adjustments, in each case in accordance with GAAP consistently applied during the period covered.

         8.10 No Undisclosed Liabilities. Reenergy has, and on the Closing Date will have, no Liabilities other than those which (a) are fully reflected reserved against in the Reenergy Financial Statements, (b) have been incurred since March 31, 2004 in the ordinary course of business in amounts and for terms consistent, individually and in the aggregate, with the past practice of Reenergy or (c) have been specifically disclosed in the Schedules hereto by reference to the specific section of this Agreement to which such disclosure relates.

         8.11 Taxes and Tax Returns. All of the tax returns and reports of Reenergy required by applicable law to be filed prior to the date hereof have been duly filed and all taxes shown as due thereon have been paid. There are in effect no waivers of the applicable statutes of limitations for any federal, state, local or foreign taxes for any period. No liability for any federal, state, local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes is pending, and there is no proposed liability for any such taxes to be imposed upon the properties or assets of Reenergy. Reenergy does not have any liability for any federal, state, local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes, assessments, amounts, interest or penalties of any nature whatsoever other than as shown on the March 31, 2004 Reenergy Financial Statements and there is no basis for any additional claim or assessment other than with respect to liabilities for taxes which may have accrued since the date of the March 31, 2004 Reenergy Financial Statements in the ordinary course of business and reserved against on the books and records of Reenergy compiled in accordance with generally accepted accounting principles which have been consistently applied to the Closing Date. The provisions for taxes reflected in the March 31, 2004 Reenergy Financial Statements are adequate for federal, state, county and local taxes for the period ended on December 31, 2003 and for all prior periods, whether disputed or undisputed. There are no present disputes about taxes of any nature payable by Reenergy. Reenergy has never filed, and will not file on or before the Closing Date, any consent under section 341(f) of the Code. Reenergy's tax returns have never been audited by any taxation authority.

         8.12 Absence of Certain Changes. Except as set forth on Schedule 8.12, since December 31, 2003, Reenergy has conducted the Reenergy Business only in the ordinary course and consistent with prior practices and has not:

         (a) suffered any material adverse change in its condition (financial or otherwise), results of operations, assets, liabilities, reserves, the Reenergy Business, or operations;

         (b) suffered any damage, destruction or loss, whether covered by insurance or not, materially adversely affecting the Reenergy Business, operations, assets, or condition (financial or otherwise);

         (c) paid, discharged or satisfied any Liability or other expenses, other than the payment, discharge or satisfaction of the Liabilities described in Section 8.10 at the time the same were due and payable and in the ordinary course of business;

         (d) paid or otherwise made any contribution to any profit-sharing or pension plan or other Employee Benefit Plan (as defined in Section 8.17 below);

         (e) mortgaged or pledged, or permitted the imposition of any Lien upon, any of its properties or assets (real, personal or mixed, tangible or intangible), other than those incurred in the ordinary course of business or otherwise listed on Schedule 8.12 hereto;

         (f) cancelled or compromised any debts, or waived or permitted to lapse any material claims or rights, or sold, assigned, transferred or otherwise disposed of, other than in the ordinary course, any of its properties or assets (real, personal or mixed, tangible or intangible);

         (g) disposed of or permitted to lapse any rights to the use of any patent, registered trademark, service mark, trade name or copyright, or disposed of or disclosed to any person any trade secret, formula, process or know-how material to the Reenergy Business not theretofore a matter of public knowledge;

         (h) except as disclosed on Schedule 8.12, granted any increase in the compensation of any officer, employee or consultant of Reenergy (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer, employee or consultant;

         (i) entered into any commitment or transaction not in the ordinary course of business or made any capital expenditure or commitment for any additions to property, plant or equipment, except commitments, transactions or capital expenditures which do not in any single case exceed $25,000 or in the aggregate exceed $50,000;

         (j) made any change in any method of accounting or accounting practice (including, without limitation, any change in depreciation or amortization policies or rates);

(k) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, employees, members, or any family member or Affiliate of any of its officers, employees or members, or any officer, employee or member of any such Affiliate;

         (l) declared, set aside, paid or made any distribution or payment in respect of the limited liability company membership interests of Reenergy, or any direct or indirect redemption, purchase or other acquisition of any of its limited liability company membership interests;

         (m) knowingly waived or released any right or claim of Reenergy;

         (n) received a commencement notice or, to the knowledge of Reenergy, received any threat of commencement, of any civil or criminal litigation, investigation or proceeding against Reenergy;

         (o) experienced any labor trouble or, to the knowledge of Reenergy, received any claim of wrongful discharge or worker's compensation claim;

         (p) agreed, whether in writing or otherwise, to take any action referred to in and prohibited by this Section 8.12; or

         (q) become aware of any other event or condition that has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, reserves, the Reenergy Business, the Reenergy Intellectual Property (as defined below) or the operations of Reenergy.

         8.13 Title to Properties; Encumbrances.

         (a) Reenergy has good and marketable title to all of its properties and assets (real, personal or mixed, tangible or intangible), including without limitation the Reenergy Intellectual Property. None of Reenergy's properties or assets is subject to any Lien, except Permitted Liens (including the Liens set forth on Schedule 8.13), none of which adversely affects the Reenergy Business or the continued operations of Reenergy.

         (b) All material property and assets (real, personal or mixed, tangible or intangible) used or required by Reenergy in the conduct of the Reenergy Business are fully owned by Reenergy (except to the extent of any Permitted Liens). All such property and assets, or the leases or licenses thereof, constitute all property, assets and contractual rights necessary for the conduct of the Reenergy Business.

         8.14 Leases.

         (a) Schedule 8.14 contains a true and complete list of:

         (i) all leases pursuant to which Reenergy leases or subleases any real property interests, whether as lessor, lessee, sublessor or sublessee;

         (ii) all leases pursuant to which Reenergy leases any type of personal property;

         (iii) all leases pursuant to which Reenergy leases any vehicles or related equipment; and

         (iv) all leases pursuant to which Reenergy leases to others any type of property.

         (b) Each such lease described on Schedule 8.14 is the legal, valid and binding obligation of Reenergy and, to the knowledge of Reenergy, the other parties thereto, enforceable in accordance with their respective terms, and is in full force and effect. Reenergy is not in default under any such lease, and Reenergy has not received any notice from any person or entity asserting that Reenergy is in default under any such lease, and no events or circumstances exist which, with notice or the passage of time or both, would constitute a default under any such lease.

         8.15 Intellectual Property. Reenergy owns all right, title and interest in, or has the right to use, sell or license all patent applications, patents, trademark applications, trademarks, service marks, trade names, copyright applications, copyrights, trade secrets, know-how, technology, customer lists, proprietary processes and formulae, all source and object code, algorithms, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records and other intellectual property and proprietary rights used in or reasonably necessary or required for the conduct of its respective business as presently conducted (collectively, the "Reenergy Intellectual Property").

         8.16 Compliance with Laws. Reenergy has not been charged with, and, to Reenergy's knowledge, Reenergy is not threatened with or under any investigation with respect to, any charge concerning any violation of any provision of any federal, state, local or foreign law, regulation, ordinance, order or administrative ruling affecting the Reenergy Business or Reenergy, and Reenergy is not in default with respect to any order, writ, injunction or decree of any court, agency or instrumentality affecting the Reenergy Business or Reenergy. To Reenergy's knowledge, Reenergy is not in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any Governmental Body or regulatory body, court or arbitrator applicable to the Reenergy Business or Reenergy which would have a material adverse effect on Reenergy or the Reenergy Business. Without limiting the generality of the foregoing, Reenergy is in compliance in all material respects with all Occupational Safety and Health Laws, including those rules and regulations promulgated by OSHA, except where such non-compliance would not have a material adverse effect on Reenergy or the Reenergy Business.

         8.17 Employee Benefit Plans.

         (a) Schedule 8.17 contains a true and complete list and description of each pension, retirement, severance, welfare, profit-sharing, stock purchase, stock option, vacation, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, retiree medical or life insurance plan or any other employee benefit plans, including, without limitation, any "employee benefit plan" (as defined in Section 3(3) of ERISA), to which Reenergy contributes or is a party or by which it is bound or under which it may have liability and under which employees or former employees of Reenergy (or their beneficiaries) are eligible to participate or derive a benefit. Each employee benefit plan which is a "group health plan" (as such term is defined in Section 5000(b)(i) of the Code) satisfies the applicable requirements of Section 4980B of the Code. Except as described on Schedule 8.17, Reenergy has no formal plan or commitment, whether legally binding or not, to create any additional plan, practice or agreement or modify or change any existing plan, practice or agreement that would affect any of its employees or terminated employees. Benefits under all employee benefit plans are as represented and have not been and will not be increased subsequent to the date copies of such plans have been provided.

         (b) Reenergy does not contribute to or have any obligation to contribute to, has not at any time contributed to or had an obligation to contribute to, sponsor or maintain, and has not at any time sponsored or maintained, a "multi-employer plan" (within the meaning of Section 3(37) of ERISA) for the benefit of employees or former employees of Reenergy.

         (c) Reenergy has, in all material respects, performed all obligations, whether arising by operation of law, contract, or past custom, required to be performed under or in connection with the employee benefit plans disclosed on
Schedule 8.17 (individually, a "Reenergy Employee Benefit Plan" and, collectively, the "Reenergy Employees Benefit Plans"), and Reenergy has no knowledge of any default or violation by any other party with respect thereto.

         (d) There are no Actions, suits or claims (other than routine claims for benefits) pending, or, to Reenergy's knowledge, threatened, against any Reenergy Employee Benefit Plan or against the assets funding any Reenergy Employee Benefit Plan.

(e) Reenergy neither maintains nor contributes to any "employee welfare benefit" (as such term is defined in Section 3(i) of ERISA) plan which provides any benefits to retirees or former employees of Reenergy.

         8.18 Employment Law Matters.

         (a) Reenergy (i) is in material compliance with all applicable laws respecting employment, employment practices, terms and conditions of employment and wages and hours; (ii) is in material compliance with all applicable laws and regulations relating to the employment of aliens or similar immigration matters; and (iii) is not engaged in any unfair labor practice, including, but not limited to, discrimination or wrongful discharge.

         (b) Reenergy has not at anytime during the last three (3) years had, nor to Reenergy's knowledge, is there now threatened, a strike, picket, work stoppage, work slowdown or other labor trouble, against or directly affecting Reenergy that had or would reasonably be expected to have a material adverse effect on the Reenergy Business or Reenergy.

         (c) None of the employees of Reenergy is represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative. Reenergy is not a party to any multi-employer collective bargaining agreement covering any of its employees.

         (d) There are no controversies or disputes (including any union grievances or arbitration proceeding) pending, or, to Reenergy's knowledge, threatened, between Reenergy and any employees of Reenergy (or any union or other representative of such employees). No unfair labor practice complaints have been filed against Reenergy with the National Labor Relations Board or any other Governmental Body or administrative body, and Reenergy has not received any written notice or communication reflecting an intention or a threat to file any such complaint.

         8.19 Contracts and Commitments.

         (a) Together with the leases set forth on Schedule 8.14, the insurance policies set forth on Schedule 8.23, and the Reenergy Employee Benefit Plans and commitments set forth on Schedule 8.17, Schedule 8.19 contains a true and complete list and description (stated without duplication), of:

         (i) all contracts (including, without limitation, letters of credit, and obligations for borrowed money) and commitments of Reenergy which are material to the operations, business, prospects or condition (financial or otherwise) of Reenergy;

         (ii) all consulting agreements (whether written or oral), regardless of amounts or duration;

         (iii) all material contracts or commitments (whether written or oral) with distributors, brokers, manufacturer's representatives, sales representatives, service or warranty representatives, customers and other persons, firms, corporations or other entities engaged in the sale, distribution, service or repair of Reenergy's products;

(iv) all contracts relating to construction-in-progress of capital assets; and

(v) all joint venture, licensing, profit sharing, royalty or similar agreements or arrangements to which Reenergy is a party in any way associated with the manufacture, marketing, sale or distribution of any products or provision of any services of Reenergy.

         (b) Reenergy has delivered to Accessity true and complete copies of all of the documents identified on Schedule 8.19 (collectively, the "Reenergy Material Contracts") and shall deliver true and complete copies of all such other agreements, instruments and documents as Accessity may reasonably request relating to the operation, ownership or conduct of the Reenergy Business.

         (c) Reenergy is not a party to any written agreement that would restrict it from carrying on the Reenergy Business anywhere in the world.

         (d) Reenergy is not a party to any "take-or-pay" contracts.

         (e) Except as identified on Schedule 8.19, Reenergy is not a party to any employment agreements, arrangements and commitments, including severance or termination arrangements and commitments (whether written or oral), between Reenergy and any employees of Reenergy.

         (f) Reenergy is not, and to the knowledge of Reenergy, no other party is, in default under or in breach or violation of, nor has Reenergy received notice of any asserted claim of default by Reenergy or by any other party under, or a breach or violation of, any of the Reenergy Material Contracts.

         8.20 No Brokers. Except as disclosed on Schedule 8.20, Reenergy is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement in connection with any exchange of stock transaction provided for herein.

         8.21 Environmental Matters. Reenergy is in compliance in all material respects with all Environmental Laws. There is no Action pending before any court, Governmental Body or board or other forum or threatened by any person or entity (i) for noncompliance by Reenergy with any Environmental Law (ii) relating to the release into the environment by Reenergy of any pollutant, toxic or hazardous material or waste generated by Reenergy, whether or not occurring at or on a site owned, leased or operated by Reenergy. There has not been by Reenergy, nor to the knowledge of Reenergy has there been at all, any past, storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any hazardous materials or substances at, upon or from the facilities occupied or used by Reenergy and any other real property presently or formerly owned by, used by or leased to or by Reenergy, any predecessor of Reenergy (collectively, the "Reenergy Property"). To the knowledge of Reenergy, neither Reenergy nor any properties owned or operated by Reenergy has been or is in violation or is otherwise liable under, any Environmental Law. To the knowledge of Reenergy, there are no asbestos-containing materials, underground storage tanks or polychlorinated biphenyls (PCBs) located on the Reenergy Property. To the knowledge of Reenergy, there has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above the Reenergy Property or into the environment surrounding such Reenergy Property of any hazardous materials or substances in violation of any Environmental Law or requiring any remedial action. To the knowledge of Reenergy, Reenergy has all permits, registrations, approvals and licenses required by any Governmental Body under any Environmental Law to be obtained by Reenergy in connection with the conduct of the business of Reenergy as presently conducted. 8.22 Bank Accounts. Schedule

         8.22 sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which Reenergy maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

 8.23 Insurance. Schedule 8.23 sets forth a true and complete list and description of (a) all of Reenergy's self-insurance practices and items covered by such self-insurance and (b) all policies of fire, liability, worker's compensation and other forms of insurance owned or held by Reenergy. No installment premiums are due under the policies set forth on
Schedule 8.23 or, if installment premiums shall be due and owing under such policies prior to the Closing Date, such premiums shall have been paid up-to-date prior to the Closing Date. All such policies are in full force and effect, insure against risks and liabilities to the extent and in the manner deemed appropriate and sufficient by Reenergy in its reasonable business judgment, and Reenergy has not received any notice of cancellation with respect thereto. To Reenergy's knowledge, Reenergy is not in default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in a timely fashion.

         8.24 Suppliers and Customers. Reenergy does not have any knowledge that any supplier or customer or group of related suppliers or customers of Reenergy has canceled or otherwise terminated or threatened to cancel or otherwise terminate, its relationship with Reenergy, which termination would have a material adverse effect on the Reenergy Business or Reenergy, or that any such supplier or customer or group of related suppliers or customers expects to reduce its business with Reenergy by reason of the transactions contemplated by this Agreement or for any other reason whatsoever.

         8.25 Licenses, Permits and Authorizations. Reenergy has all necessary Permits for the use and ownership or leasing of its properties and assets as currently operated, used, owned or leased, except for such Permits as to which the lack thereof does not and would not have a material adverse effect on Reenergy or the Reenergy Business. All of the Permits are valid, in full force and effect and in good standing. Schedule 8.25 contains a true and complete list and description of all the Permits. There is no claim or Action pending, or, to Reenergy's knowledge, threatened, which disputes the validity of any such Permit or threatens to revoke, cancel, suspend or limit any such Permit.

         8.26 Accounts Receivable. All accounts receivable of Reenergy shown on the Reenergy Financial Statements and all accounts receivable created after March 31, 2004, subject to reserves created in the ordinary course of business on a basis consistent with the past practices and policies of Reenergy and otherwise in accordance with generally accepted accounting principles, (a) have been collected or (b) to Reenergy's knowledge, are valid and enforceable, arose from bona-fide sales to third parties in the ordinary course of business, and are collectible at the aggregate recorded amounts thereof on the books of Reenergy.

         8.27 Condition of Tangible Assets. Reenergy's facilities and tangible assets, including, without limitation, machinery, equipment, vehicles, furniture, plants and buildings, are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they have been put by Reenergy in the ordinary course of business, except for parts or repairs of an immaterial nature in the aggregate, and Reenergy has not received any notice that any of such facilities or assets is in need of substantial maintenance or repair.

         8.28 Disclosure. No representation or warranty of Reenergy in this Agreement (including, without limitation, the Schedules of Reenergy hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading.

                                   ARTICLE IX
             REPRESENTATIONS AND WARRANTIES OF THE REENERGY MEMBERS
             ------------------------------------------------------

         Each of the Reenergy Members, severally and not jointly, hereby represents and warrants to Accessity that the following representations and warranties are true and correct on and as of the date hereof:

         9.1 Power and Authority. Such Reenergy Member has full power and authority to enter into this Agreement, perform its respective obligations hereunder, and carry out the transactions contemplated hereby. This Agreement constitutes the legal, valid and binding obligation of such Reenergy Member, enforceable against such Reenergy Member in accordance with its terms.

         9.2 No Violation. Neither the execution and delivery of this Agreement nor the performance by such Reenergy Member of its respective obligations hereunder nor the consummation of the transactions contemplated hereby will violate, or be in conflict with, or constitute a default under, any mortgage, indenture, lease, or any agreement, instrument or commitment to which such Reenergy Member is a party.

         9.3 Title; Consents and Approvals; No Claims. Such Reenergy Member is the owner, beneficially and of record, of its Reenergy Interests, free and clear of all liens, encumbrances, security agreements, options, claims, charges and restrictions. To such Reenergy Member's knowledge, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any other third party is required to be made or obtained by such Reenergy Member in connection with the execution, delivery or performance of this Agreement. To such Reenergy Member's knowledge, there is no claim, action, litigation, suit, cause of action or other proceeding pending or threatened before any federal, state or local court, governmental agency or regulatory body against such Reenergy Member which seeks or may seek, directly or indirectly, (a) to invalidate or set aside, in whole or in part, this Agreement, (b) to restrain, prohibit, invalidate or set aside, in whole or in part, the consummation of the transactions contemplated hereby or (c) to obtain substantial damages in connection therewith.

 9.4 Securities Law Compliance.

         (a) Such Reenergy Member has a net worth sufficient to bear the economic risk (including the entire loss) of its investment made in the Accessity Exchange Shares;

         (b) Such Reenergy Member is an "accredited investor," as such term is defined in Rule 501 of Regulation D promulgated under the rules and regulations of the Securities Act (except in regard to Celilo Group, a member of Kinergy Resources, LLC, and Tom Koehler, a Reenergy Member, each of whom shall be provided with an Owner Disclosure Document (as defined in Section 11.7 below) that is in compliance with paragraph (b)(2) of Rule 502 of Regulation D promulgated under the Securities Act);

         (c) Such Reenergy Member has adequate means of providing for its current cash needs and personal contingencies and has no need for liquidity in this investment in the Accessity Exchange Shares and has no reason to anticipate any change in its personal circumstances, financial or otherwise, which may cause or require any sale or distribution by such Reenergy Member or all or any part of the Accessity Exchange Shares acquired by it herein;

         (d) by reason of such Reenergy Member's business or financial experience or the business or financial experience of such Reenergy Member's professional advisor(s) who are unaffiliated with and who are not compensated by Accessity or any affiliate or selling agent of Accessity, directly or indirectly, such Reenergy Member has the capacity to protect its own interests in connection with an investment in the Accessity Exchange Shares;

         (e) Such Reenergy Member understands that he, she or it is acquiring Accessity Exchange Shares without being furnished any prospectus or offering circular, other than a copy of this Agreement, a copy of the Proxy Statement (as defined in Section 11.6 below) and a copy of the Owner Disclosure Document (as defined in Section 11.7 below);

         (f) No representations or warranties have been made to such Reenergy Member by Accessity or any employee or agent of Accessity and in entering into this Agreement, such Reenergy Member is not relying on any information, other than as a result of the independent investigation of Accessity by such Reenergy Member, and no guarantee of any profit or return on its investment made in the Shares has been made to such Reenergy Member;

         (g) In evaluating the merits and risk of this investment, such Reenergy Member has relied on the advice of its personal tax advisor, investment advisor and/or legal counsel;

         (h) Such Reenergy Member is aware that the Accessity Exchange Shares have not been registered or qualified, nor is registration or qualification contemplated, with the SEC under the Securities Act or any state securities law. Accordingly, the Accessity Exchange Shares may be sold or otherwise transferred or hypothecated only if they are subsequently registered or qualified under the Securities Act or applicable laws or if, in the opinion of counsel, an exemption from registration or qualification thereunder is available and the transaction will not jeopardize the availability of the exemptions under applicable federal and state securities laws relied upon by Accessity in connection with the offering in which such Reenergy Member acquired its Accessity Exchange Shares;

         (i) Such Reenergy Member acknowledges that the Accessity Exchange Shares were not offered by means of any general solicitation or advertising;

         (j) Such Reenergy Member is acquiring its Accessity Exchange Shares solely for its own account, for investment purposes only, and not with an intent to sell, or for resale in connection with any distribution of all or any portion of the Accessity Exchange Shares within the meaning of the Securities Act; and

         (k) The address of such Reenergy Member furnished by such Reenergy Member at the end of this Agreement is the principal residence of such Reenergy Member, if such Reenergy Member is an individual, or the principal business address of such Reenergy Member, if such Reenergy Member is a business or other entity, and that all offers to such Reenergy Member have been made only in the state specified in such address.

                                   ARTICLE X
                   REPRESENTATIONS AND WARRANTIES OF ACCESSITY
                   -------------------------------------------

         Accessity hereby represents and warrants that, except as disclosed herein or set forth on its Schedules attached hereto:

         10.1 Due Organization, Authorization and Validity. Accessity is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all necessary power, legal capacity and authority to (i) conduct its business in the manner in which its business is currently being conducted and to own and use its assets in the manner in which its assets are currently owned and used and (ii) enter into and perform its obligations under this Agreement and under all contracts, agreements and instruments to which it is a party or by which it or its assets or properties are subject or bound. This Agreement and the consummation of the transactions contemplated hereby has been duly and validly approved by the Board of Directors of Accessity. This Agreement constitutes the legal, valid and binding obligation of Accessity, enforceable against it in accordance with its terms.

         10.2 Absence of Certain Changes. Since December 31, 2003, there has not been any change in the financial condition, properties, assets, liabilities, business or results of operations of Accessity, which change by itself or in conjunction with all other such changes, whether or not arising in the ordinary course of business, has had or can reasonably be expected to have a material adverse effect on Accessity.

         10.3 No Brokers. Accessity is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement in connection with the exchange of stock transaction provided for herein.

         10.4 SEC Filings; Financial Statements.

         (a) Accessity has delivered to each of the Acquired Companies accurate and complete copies (excluding copies of exhibits) of each report, registration statements (on a form other than Form S-8) and definitive proxy statement required to be filed with the SEC by Accessity with the SEC between January 1, 2002 and the date of this Agreement (collectively, the "Accessity SEC Documents"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Accessity SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Accessity SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. All of the Accessity SEC Documents were timely filed, unless a filing under Rule 12b-25 of the Exchange Act was timely filed, in which case the applicable filing was made within the time period prescribed in Rule 12b-25.

         (b) The consolidated financial statements contained in the Accessity SEC Documents: (i) complied as to form in all material respect with the then applicable accounting requirements and with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with GAAP throughout the periods covered, except as may be indicated in the notes to such financial statements and (in the case of unaudited statements) as permitted by Form 10-Q or Form 10-QSB, as applicable, and except that unaudited financial statements may not contain footnotes and are subject to year-end audit adjustments; and (iii) fairly present the consolidated financial position of Accessity and its subsidiaries as of the respective dates thereof and the consolidated results of operations of Accessity and its subsidiaries for the period covered thereby.

         10.5 Valid Issuance. The Accessity Exchange Shares to be issued in the Share Exchange will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

         10.6 Disclosure. None of the information in the Proxy Statement (as defined in Section 11.6 below) will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated by the SEC thereunder, except that no representation or warranty is made by Accessity with respect to statements made therein based on information supplied by any of the Acquired Companies for inclusion in the Proxy Statement.

         10.7 Compliance With Applicable Laws. The business of Accessity and the businesses of the Accessity Subsidiaries (as defined below) are not being conducted in violation of any law, ordinance, regulation, rule or order of any Governmental Body where such violation would have a material adverse effect. Accessity has not been notified by any Governmental Body that any investigation or review with respect to Accessity or any of the Accessity Subsidiaries is pending or threatened, nor has any Governmental Body notified Accessity of its intention to conduct the same. Accessity and the Accessity Subsidiaries Exchange Shares to be issued in the Share Exchange will, when issued in accordance with the provisions of this Agreement, be validly issued, fully paid and nonassessable.

         10.8 No Conflict. Neither the execution, delivery and performance of this Agreement nor the consummation of the transactions contemplated hereby or thereby nor compliance with the provisions hereof or thereof will: (i) conflict with, or result in any violations of, or cause a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, amendment, cancellation or acceleration of any obligation contained in, or the loss of any material benefit under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the material properties or assets of Accessity or any of the Accessity Subsidiaries under, any term, condition or provision of (x) the articles of incorporation or bylaws of Accessity or any of the Accessity Subsidiaries or (y) any loan or credit agreement, note, bond, mortgage, indenture, lease or other material agreement, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to Accessity or any of the Accessity Subsidiaries or their respective properties or assets, other than any such conflicts, violations, defaults, losses, liens, security interests, charges, or encumbrances which, individually or in the aggregate, would not have a material adverse effect on Accessity or the business of Accessity; or (ii) require the affirmative vote of the holders of greater than a majority of the issued and outstanding shares of the common stock of Accessity.

         10.9 Governmental Consents. No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Body, is required to be obtained by Accessity in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for: (i) the filing with the SEC of (x) the Proxy Statement relating to the Accessity Shareholders' Meeting (as defined in Section
11.6 below), and (y) such reports and information under the Exchange Act and the rules and regulations promulgated by the SEC thereunder, as may be required in connection with this Agreement and the transactions contemplated hereby; (ii) such filings, authorizations, orders and approvals as may be required under state "control share acquisition," "anti-takeover" or other similar statutes and regulations (collectively, "State Takeover Laws"); (iii) such filings, authorizations, order and approvals as may be required under foreign laws, state securities laws and the Bylaws of the National Association of Securities Dealers, Inc. ("NASD"); (iv) such filings and notifications (if any) as may be necessary under the Hart-Scott-Rodino Antitrust Improvement Act of 1976, as amended ("HSR Act"); and (v) where the failure to obtain such consents, approvals, etc., would not prevent or delay the consummation of the Share Exchange or otherwise prevent Accessity from performing its obligations under this Agreement and would not reasonably be expected to have a material adverse effect on Accessity or the business of Accessity.

                                   ARTICLE XI
               CERTAIN OBLIGATIONS OF THE PARTIES PRIOR TO CLOSING
               ---------------------------------------------------

         Accessity and the Acquired Companies hereby covenant as follows:

         11.1 Access to Accessity Prior to Closing. Accessity shall afford the Acquired Companies and their respective counsel, accountants, investment bankers, investors and other authorized agents and representatives (their "Advisors") reasonable access during normal business hours to Accessity's properties, books, records and personnel in order that the Acquired Companies and their respective Advisors may have the opportunity to make such reasonable investigations as they shall desire to make of the affairs of Accessity. Accessity shall furnish, or shall cause its accountants to furnish, such additional financial and operating data and other information as any of the Acquired Companies or any of their Advisors shall from time to time reasonably request, including, without limitation, all financial and operating data as shall be necessary for verification of the accuracy of the financial statements of Accessity. Accessity shall, upon the reasonable request of any of the Acquired Companies, assist the Acquired Companies and their respective Advisors in contacting and communicating with suppliers, customers, employees and Advisors of Accessity.

         11.2 Access to Acquired Companies Prior to Closing. Each Acquired Company shall afford Accessity and the other Acquired Companies and their respective Advisors reasonable access during normal business hours to such Acquired Company's properties, books, records and personnel in order that Accessity and the other Acquired Companies and their respective Advisors may have the opportunity to make such reasonable investigations as they shall desire to make of the affairs of such Acquired Company. Each Acquired Company shall furnish, or shall cause its accountants to furnish, such additional financial and operating data and other information as Accessity or any of the other Acquired Companies or any of their respective Advisors shall from time to time reasonably request, including, without limitation, all financial and operating data as shall be necessary for verification of the accuracy of the financial statements of such Acquired Company. Such Acquired Company shall, upon the reasonable request of Accessity or any of the other Acquired Companies, assist Accessity and the Acquired Companies and their respective Advisors in contacting and communicating with suppliers, customers, employees and Advisors of such Acquired Company.

         11.3 Confidentiality Prior to Closing. Except as required by law or any securities exchange, and subject to Section 17.1 below, each party hereto shall, and shall cause its officers and Advisors to, hold in strict confidence, and not disclose to others (except its Advisors) for any reason whatsoever, without the prior written consent of the other party, any nonpublic information received by it from the other party in connection with the transactions contemplated hereby and will not use such information for any purpose in the event that no Closing occurs under this Agreement. No party hereto shall communicate, directly or indirectly, to any third party other than their respective employees, agents and Advisors any of the terms, conditions and other aspects of this Agreement and the negotiation and preparation hereof until the Closing has occurred or the negotiations between the parties has terminated.

         11.4 Conduct Prior to Closing Date. Except as otherwise contemplated by this Agreement, prior to the Closing Date:

         (a) PEI shall:

         (i) conduct the PEI Business and operations of PEI only in the ordinary course, including, without limitation, maintaining inventories at levels not in excess of those consistent with past practices;

         (ii) maintain the properties and assets of PEI in good condition and repair and not dispose of any of its assets except in the ordinary course of business consistent with past practices, perform its obligations under all agreements to which it is a party or by which it or any of its assets or properties are bound and maintain all of its Permits in good standing;

         (iii) continue in effect the policies of insurance (or similar coverage) referred to in Section 4.23;

         (iv) not borrow any money except for amounts that are not in the aggregate material to the financial condition of PEI;

         (v) use its commercially reasonable efforts to keep available the services of the present employees of PEI;

         (vi) not declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

         (vii) maintain and preserve the goodwill of the suppliers, customers and others having business relations with PEI;

         (viii) not lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practices, not material in amount and documented by receipts for the claim amounts;

         (ix) not guarantee or act as a surety for any obligation except for obligations in amounts that are not material; (x) not waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business consistent with past practices;

         (xi) not issue or sell any shares of its capital stock of any class (except upon the exercise of a bona fide option, warrant or other right to acquire such capital stock currently outstanding or conversion of any currently outstanding securities which are by their terms convertible in shares of its capital stock), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security;

         (xii) not split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class or affecting any other of its securities;

         (xiii) not form, merge, consolidate or reorganize with, or acquire, any entity; or

         (xiv) not amend its articles of incorporation or bylaws.

         (b) Kinergy shall:

         (i) conduct the Kinergy Business and operations of Kinergy only in the ordinary course, including, without limitation, maintaining inventories at levels not in excess of those consistent with past practices;

         (ii) maintain the properties and assets of Kinergy in good condition and repair and not dispose of any of its assets except in the ordinary course of business consistent with past practices, perform its obligations under all agreements to which it is a party or by which it or any of its assets or properties are bound and maintain all of its Permits in good standing;

         (iii) continue in effect the policies of insurance (or similar coverage) referred to in Section 6.23;

         (iv) not borrow any money except for amounts that are not in the aggregate material to the financial condition of Kinergy;

         (v) use its commercially reasonable efforts to keep available the services of the present employees of Kinergy;

         (vi) not declare, set aside or pay any cash or dividend or other distribution in respect of its limited liability company membership interests, or redeem or otherwise acquire any of its limited liability company membership interests; provided, however, that effective the close of business on the day preceding the Closing Date, the Managers or Managing Members of Kinergy shall distribute to the Members of Kinergy in the form of cash, a promissory note or a combination of cash and a promissory note, the dollar amount of Kinergy's net worth as set forth on Kinergy's balance sheet dated as of such date, which balance sheet shall have been prepared in accordance with GAAP;

         (vii) maintain and preserve the goodwill of the suppliers, customers and others having business relations with Kinergy;

         (viii) not lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practices, not material in amount and documented by receipts for the claim amounts;

         (ix) not guarantee or act as a surety for any obligation except for obligations in amounts that are not material;

         (x) not waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business consistent with past practices;

         (xi) not issue or sell any limited liability company membership interests, or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments to issue limited liability company membership interests, or accelerate the vesting of any outstanding option or other security;

         (xii) not enter into any recapitalization or agreement affecting the number or rights of outstanding limited liability company membership interests or affecting any other of its securities;

         (xiii) not form, merge, consolidate or reorganize with, or acquire, any entity; or

         (xiv) not amend its articles of organization or operating agreement.

         (c) Reenergy shall:

         (i) conduct the Reenergy Business and operations of Reenergy only in the ordinary course, including, without limitation, maintaining inventories at levels not in excess of those consistent with past practices;

         (ii) maintain the properties and assets of Reenergy in good condition and repair and not dispose of any of its assets except in the ordinary course of business consistent with past practices, perform its obligations under all agreements to which it is a party or by which it or any of its assets or properties are bound and maintain all of its Permits in good standing;

         (iii) continue in effect the policies of insurance (or similar coverage) referred to in Section 8.23;

         (iv) not borrow any money except for amounts that are not in the aggregate material to the financial condition of Reenergy;

         (v) use its commercially reasonable efforts to keep available the services of the present employees of Reenergy;

         (vi) not declare, set aside or pay any cash or dividend or other distribution in respect of its limited liability company membership interests, or redeem or otherwise acquire any of its limited liability company membership interests; provided, however, that effective the close of business on the day preceding the Closing Date, the Managers or Managing Members of Reenergy shall distribute to the Members of Reenergy in the form of cash, a promissory note or a combination of cash and a promissory note, the dollar amount of Reenergy's net worth as set forth on Reenergy's balance sheet dated as of such date, which balance sheet shall have been prepared in accordance with GAAP;

         (vii) maintain and preserve the goodwill of the suppliers, customers and others having business relations with Reenergy;


         (viii) not lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practices, not material in amount and documented by receipts for the claim amounts;

         (ix) not guarantee or act as a surety for any obligation except for obligations in amounts that are not material; (x) not waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business consistent with past practices;

         (xi) not issue or sell any limited liability company membership interests, or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments to issue limited liability company membership interests, or accelerate the vesting of any outstanding option or other security; (xii) not enter into any recapitalization or agreement affecting the number or rights of outstanding limited liability company membership interests or affecting any other of its securities;

         (xiii) not form, merge, consolidate or reorganize with, or acquire, any entity; or

         (xiv) not amend its articles of organization or operating agreement.

         (d) Accessity shall:

         (i) conduct the business and operations of Accessity only in the ordinary course, including, without limitation, maintaining inventories at levels not in excess of those consistent with past practices;

         (ii) maintain the properties and assets of Accessity in good condition and repair and not dispose of any of its assets except in the ordinary course of business consistent with past practices, perform its obligations under all agreements to which it is a party or by which it or any of its assets or properties are bound and maintain all of its Permits in good standing;

         (iii) not change any insurance coverage;

         (iv) not borrow any money except for amounts that are not in the aggregate material to the financial condition of Accessity;

         (v) use its commercially reasonable efforts to keep available the services of the present employees of Accessity, except as otherwise provided for herein;

         (vi) not declare, set aside or pay any cash or stock dividend or other distribution in respect of capital stock, or redeem or otherwise acquire any of its capital stock;

         (vii) maintain and preserve the goodwill of the suppliers, customers and others having business relations with Accessity;

         (viii) not lend any amount to any person or entity, other than advances for travel and expenses which are incurred in the ordinary course of business consistent with past practices, not material in amount and documented by receipts for the claim amounts;

         (ix) not guarantee or act as a surety for any obligation except for obligations in amounts that are not material;

         (x) not waive or release any right or claim except for the waiver or release of non-material claims in the ordinary course of business consistent with past practices;

         (xi) not issue or sell any shares of its capital stock of any class (except upon the exercise of a bona fide option, warrant or other right to acquire such capital stock currently outstanding or conversion of any currently outstanding securities which are by their terms convertible in shares of its capital stock), or any other of its securities, or issue or create any warrants, obligations, subscriptions, options, convertible securities or other commitments to issue shares of capital stock, or accelerate the vesting of any outstanding option or other security;

         (xii) not split or combine the outstanding shares of its capital stock of any class or enter into any recapitalization or agreement affecting the number or rights of outstanding shares of its capital stock of any class or affecting any other of its securities;

         (xiii) not form, merge, consolidate or reorganize with, or acquire, any entity (other than in connection with the reincorporation of Accessity in Delaware); or

         (xiv) not amend its articles of incorporation or bylaws (except as may be necessary in connection with the reincorporation of Accessity in Delaware).

         11.5 Accessity Special Shareholders' Meeting. Accessity shall, in accordance with its articles of incorporation and bylaws and the applicable requirements of New York law, call and hold a special meeting of its shareholders as promptly as practicable for the purpose of permitting them to consider and to vote upon and approve the Share Exchange and the transactions contemplated by this Agreement, the reincorporation of Accessity in the State of Delaware referred to in Section 13.6 below, the sale or other disposition of the Accessity Subsidiaries (as defined below) to Barry Siegel referred to in Section 13.11 below, the adoption of an Amended and Restated 1995 Incentive Stock Plan of Accessity, in form and substance reasonably acceptable to the Acquired Companies, and the adoption of a new stock option plan referred to in Section 13.16 below, in form and substance reasonably acceptable to the Acquired Companies) (the "Accessity Special Shareholders' Meeting"). As soon as permissible under all applicable Legal Requirements, Accessity shall cause a copy of the Proxy Statement (as defined in Section 11.6 below) to be delivered to each shareholder of Accessity who is entitled to vote on such matter under its articles of incorporation and bylaws and the applicable requirements of New York law.

         11.6 Proxy Statement. Following delivery to Accessity of the audited balance sheets as of December 31, 2003 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended for each of the Acquired Companies and subject to the reasonable satisfaction of Accessity with same and with the results of its due diligence investigation of the Acquired Companies as of such time, promptly thereafter, Accessity shall prepare and cause to be filed with the SEC a Proxy Statement with respect to the Accessity Special Shareholders' Meeting (the "Proxy Statement") and any other documents required by the Securities Act, the Exchange Act or any other federal, foreign or state Blue Sky or related laws in connection with the Share Exchange and the transactions contemplated by this Agreement (collectively, "Other Filings"). Accessity will notify each of the Acquired Companies of any comments from the SEC or its staff or any other Governmental Body and of any request by the SEC or its staff or any other Governmental Body for amendments to the Proxy Statement or any Other Filings or for additional information and will supply each of the Acquired Companies with copies of all correspondence between Accessity and any of its Advisors or representatives, on the one hand, and the SEC or its staff or any other Governmental Body, on the other hand, with respect to the Proxy Statement, any Other Filings or the Share Exchange. Accessity shall use all commercially reasonable efforts to cause the Proxy Statement and any Other Filings to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff or any other Governmental Body. Accessity will use all reasonable efforts to cause the Proxy Statement to be mailed to Accessity's shareholders, as promptly as practicable after the Proxy Statement is permitted to be mailed under the rules and regulations promulgated by the SEC. Each of the Acquired Companies shall promptly furnish to Accessity all information concerning such Acquired Company and such Acquired Company's shareholders that may be required or reasonably requested in connection with any action contemplated by this Section 11.6.

         11.7 Nonpublic Offering; Preparation of Disclosure Document. Prior to the Closing Date, Accessity shall use all commercially reasonable efforts to obtain or comply with all regulatory approvals and provisions of any and all applicable Governmental Bodies to ensure that the Accessity Exchange Shares to be issued in the Share Exchange will be exempted from registration or qualification under the securities law of every jurisdiction of the United States in which any Owner has an address of record as set forth on the signature pages hereto; provided, that Accessity shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified or (ii) file a general consent to service of process in any jurisdiction in which it has not already filed a general consent to service of process. As soon as practicable after the execution of this Agreement, Accessity shall have prepared a document containing certain disclosures, risk factors and disclaimers in regard to Accessity, PEI, Kinergy and Reenergy and the Share Exchange for distribution to the Owners and the PEI Warrantholders prior to the Closing, subject to the review, comment and approval of each of PEI, Kinergy and Reenergy prior to such distribution (the "Owner Disclosure Document").

         11.8 Cooperation. Each party shall use its best efforts to cause the transactions contemplated by this Agreement to be consummated, and without limiting the generality of the foregoing, to obtain all consents and authorizations of any Governmental Body and third parties listed on Schedules 4.7, 6.7, and 8.7, and to make all filings with and give all notices to government agencies and third parties which may be necessary or reasonably required in order to consummate the transactions contemplated by this Agreement. Each party shall give prompt notice to Accessity and the Acquired Companies, after receipt thereof by such party, of (i) any notice of, or other communication relating to, any default or event which, with notice or the lapse of time or both, would be reasonably likely to become a default under any indenture, instrument or agreement material to any of the Acquired Companies or Accessity or the operations, condition (financial or otherwise) of any of the Acquired Companies or Accessity, or to which any of the Acquired Companies or Accessity is a party or by which any of the Acquired Companies or Accessity or their respective assets or properties are bound and (ii) any notice or other communication from or to any third party alleging or stating that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

         11.9 No Negotiations, etc. Prior to the Closing Date, neither Accessity nor any of the Acquired Companies or the Owners shall, directly or indirectly, in any way contact, initiate, enter into or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, with any Person with respect to the sale of all or any part of the assets of any of the Acquired Companies or Accessity or a merger or consolidation of any of the Acquired Companies or Accessity with any other person (other than in connection with the reincorporation of Accessity in Delaware), except, by the Board of Directors of Accessity or PEI or the managers of any of the Acquired Companies to the extent otherwise required in the exercise of its fiduciary duties to its shareholders or members, as the case may be, if it shall have received a Superior Proposal after the date hereof from a third party or parties. As used in this Agreement, the defined term "Superior Proposal" shall mean a bona fide unsolicited written proposal made by a third party which is (a)(i) for a sale, exchange, transfer or other disposition of more than 50% of the assets of the company, taken as a whole, in a single transaction or a series of related transactions, or (ii) for the acquisition, directly or indirectly, by such third party of beneficial ownership of more than 50% of the stock or limited liability company membership interests of the company, as the case may be, whether by merger, reorganization, consolidation, share exchange or purchase, business combination, recapitalization, liquidation, dissolution or similar transaction, and which and is (b) otherwise on terms which the Board of Directors or managers of the company, as the case may be, in good faith has concluded (after consultation with its financial advisors and legal counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the third party making the proposal (x) that the proposal would, if consummated, result in a transaction that is more favorable to its shareholders (in their capacity as shareholders) or members (in their capacity as members), as the case may be, from a financial point of view, than the transactions contemplated by this Agreement and (y) that the proposal is reasonably capable of being consummated.

         11.10 Delivery of Disclosure Schedules. The respective disclosure schedules relating to the representations and warranties of Accessity and each of the Acquired Companies in this Agreement shall be delivered as soon as practicable after such execution and, in any event, a reasonable time prior to the Closing.

         11.11 Distribution to Owners and PEI Warrantholders. As soon as practicable after delivery of the respective disclosures schedules relating to the representations and warranties of the Acquired Companies in this Agreement and completion of the Owner Disclosure Document and the Proxy Statement, each of the Acquired Companies shall distribute to its respective Owners (and PEI will also distribute to the PEI Warrantholders) for execution a copy of this Agreement, together with a copy of such disclosure schedules, a copy of the Owner Disclosure Document and a copy of the Proxy Statement.

                                  ARTICLE XII
                      CONDITIONS TO ACCESSITY'S OBLIGATIONS
                      -------------------------------------

         Each and every obligation of Accessity under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         12.1 Representations and Warranties True. The representations and warranties of each of the Acquired Companies and the Owners contained herein, in the Schedules and Exhibits hereto and in all certificates and other documents delivered by each of the Acquired Companies and the Owners to Accessity pursuant hereto or in connection with the transactions contemplated hereby shall be true and accurate as of the date of this Agreement and as of the Closing Date with the same effect as if made on and as of the Closing Date.

         12.2 Performance. Each of the Acquired Companies shall have performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including, without limitation, those referred to in Article XI above.

         12.3 Permits. The Acquired Companies shall have obtained all such Permits (other than nondiscretionary Permits issued upon completion of construction of the proposed ethanol plant) from federal, state and local Governmental Bodies as are required by applicable law for the Acquired Companies to conduct each of the PEI Business, the Kinergy Business and the Reenergy Business (including, without limitation, the commencement of construction of a plant to produce up to 40 million gallons of ethanol per year), unless the failure to obtain any such Permit would not have an adverse effect on the assets, properties, business, condition (financial or otherwise) or prospects of Accessity or any of the Acquired Companies or the transactions contemplated hereby.

         12.4 Governmental Consents. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Share Exchange and the other transactions contemplated hereby by any Governmental Body having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws and the compliance with, and expiration of any applicable waiting period for, the HSR Act.

         12.5 Documents and Actions. Each of Acquired Companies shall have executed and delivered to Accessity this Agreement and the other agreements, documents and instruments and shall have taken the actions contemplated by
Section 3.3 hereof.

         12.6 Third Party Approvals and Consents. Each Acquired Company shall have received any and all consents, approvals, notices, filings or recordations of third parties required with respect to the execution and delivery of this Agreement or the transactions contemplated hereby or by any of the agreements, documents or instruments referred to herein.

         12.7 No Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Share Exchange or any of the transactions contemplated hereby shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding initiated by any Governmental Body seeking any of the foregoing be pending. 12.8 No Material Adverse Change. There shall have been no material adverse change in the business, financial condition, operations or financial performance of any of the Acquired Companies since the date of this Agreement.

         12.9 Consulting Agreements. Accessity shall have entered into a consulting agreement with Barry Siegel for advisory services, in form and substance mutually acceptable to the Acquired Companies, Accessity and Barry Siegel and Accessity shall have entered into a consulting agreement with Philip Kart for advisory services, in form and substance mutually acceptable to the Acquired Companies, Accessity and Philip Kart.

         12.10 Proxy Statement. The Proxy Statement shall on the Closing Date not be subject to any proceedings commenced or threatened by the SEC.

         12.11 Audited Financial Statements. Each of the Acquired Companies shall have delivered to Accessity the audited balance sheet of such Acquired Company as of December 31, 2003 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended.

         12.12 Execution of Agreement by PEI Shareholders, PEI Warrantholders, Kinergy Members and Reenergy Members. All or substantially all (representing at least 95% of the issued and outstanding shares of PEI Stock as of the Closing) of the PEI Shareholders, all of the PEI Warrantholders, all of Kinergy Members and all of the Reenergy Members shall have executed and delivered to PEI, Kinergy or Reenergy, respectively, a copy of this Agreement and, in any event, a sufficient number of PEI Shareholders shall have executed a copy of this Agreement such that, after giving effect to the Share Exchange, the PEI Shareholders, the Kinergy Members and the Reenergy Members shall beneficially own in the aggregate at least 80% of the issued and outstanding common stock of Accessity.

         12.13 Approval by Accessity Shareholders. The shareholders of Accessity shall have approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the reincorporation of Accessity in the State of Delaware referred to in Section 13.6 below, the sale or other disposition of the Accessity Subsidiaries (as defined below) to Barry Siegel referred to in Section 13.13 below, the adoption of an Amended and Restated 1995 Incentive Stock Plan of Accessity, in form and substance reasonably acceptable to the Acquired Companies, and the adoption of a new stock option plan referred to in Section 13.16 below, in form and substance reasonably acceptable to the Acquired Companies)).

         12.14 Limitation of Outstanding Capital Stock. As of the Closing Date, giving effect to the transactions contemplated hereby, Accessity shall not be obligated to issue to the PEI Shareholders, the Kinergy Members and the Reenergy Members or any other Person(s), more than 18,800,000 Accessity Exchange Shares in connection with the Share Exchange and the consummation of the transactions contemplated hereby on a fully-diluted basis (including shares of capital stock issuable upon exercise of any and all options, calls, warrants, claims, convertible debt and any other rights to acquire shares of capital stock of any of the Acquired Companies, whether accrued or contingent (including shares issuable upon exercise of the Accessity Replacement Warrants).

         12.15 Completion of Due Diligence; Disclosure Schedules. Accessity shall have completed its financial and legal due diligence investigation of each of the Acquired Companies with results thereof satisfactory to Accessity in its sole discretion (including, without limitation, satisfaction with matters related to Security Markets (as defined in Section 14.4 below) and litigation and any and all disclosures contained in the respective disclosure schedules). In this regard, each of Accessity and the Acquired Companies acknowledge and agree that the respective disclosure schedules relating to the representations and warranties of Accessity and the Acquired Companies in this Agreement are not required to be delivered as of the time of execution of this Agreement by Accessity and the Acquired Companies, but are required to be delivered as soon as practicable after such execution and, in any event, a reasonable time prior to the Closing, to permit the parties to review, evaluate and approve the disclosures made therein as a part of their due diligence investigation. Notwithstanding the absence of such disclosure schedules as of the time of execution of this Agreement, each of Accessity and the Acquired Companies acknowledge and agree the representations and warranties made herein by Accessity and the Acquired Companies shall not be deemed false or misleading or deemed to contain untrue statements of material fact or to have omitted to state material facts solely because of the absence of such disclosure schedules as of the time of execution of this Agreement.

         12.16 Fairness Opinion. Accessity shall have received a fairness opinion regarding the sale or otherwise disposition of its two subsidiaries, DriverShield CRM Corp., a Delaware corporation, and Sentaur Corp., a Florida corporation (collectively, the "Accessity Subsidiaries"), in consideration of the waiver by Barry Siegel of the change in control provisions set forth in the employment agreement between Accessity and Barry Siegel that expires on December 31, 2004.

                                  ARTICLE XIII
         CONDITIONS TO THE ACQUIRED COMPANIES', PEI WARRANTHOLDERS' AND
         --------------------------------------------------------------
                              OWNERS' OBLIGATIONS
                              -------------------

         Each and every obligation of the Acquired Companies, each of the PEI Warrantholders and each of the Owners under this Agreement to be performed on or before the Closing Date shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

         13.1 Representations and Warranties True. The representations and warranties of Accessity contained herein and in all certificates and other documents delivered by Accessity to each of the Acquired Companies or the Owners pursuant hereto or in connection with the transactions contemplated hereby shall be true and accurate on and as of the Closing Date with the same effect as if made on and as of the Closing Date.

         13.2 Performance. Accessity shall have performed and complied with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date, including, without limitation, those referred to in Article XI above.

         13.3 Documents and Actions. Accessity shall have executed and delivered to the each of the Acquired Companies and each of the Owners the agreements, documents and instruments and shall have taken the actions contemplated by
Section 3.2.

         13.4 Approval by Accessity Shareholders. The shareholders of Accessity shall have approved the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the reincorporation of Accessity in the State of Delaware referred to in Section 13.6 below, the sale or other disposition of the Accessity Subsidiaries (as defined below) to Barry Siegel referred to in Section 13.11 below, the adoption of an Amended and Restated 1995 Incentive Stock Plan of Accessity, in form and substance reasonably acceptable to the Acquired Companies, and the adoption of a new stock option plan referred to in Section
13.16 below, in form and substance reasonably acceptable to the Acquired Companies)).

         13.5 Resignations of Officers and Directors. At Closing, all of the directors of Accessity and the officers of Accessity identified in subsection
(f) of Section 3.2 shall have resigned in writing from their positions as officers and employees of Accessity, effective upon the appointment of the individuals identified in subsection (d) of Section 3.2 above to the Board of Directors of Accessity.

         13.6 Reincorporation in Delaware; Authorized Capital. Accessity shall have reincorporated, changed its name to Pacific Ethanol, Inc. and become duly organized, validly existing and in good standing under the laws of the State of Delaware in compliance with all applicable federal, state and applicable laws, rules and regulations and shall have sufficient shares of its capital stock authorized for issuance in order to complete the Share Exchange and the transactions contemplated hereby.

         13.7 Valid Issuance of Accessity Exchange Shares. The shares of restricted Accessity common stock to be issued to the PEI Shareholders, the Kinergy Members and the Reenergy Members at Closing will be validly issued, fully paid and nonassessable under applicable law and will have been duly issued in a non-public offering in compliance with all applicable federal and state securities laws.

         13.8 Third Party Approvals and Consents. Each Acquired Company shall have received any and all consents, approvals, notices, filings or recordations of third parties required with respect to the execution and delivery of this Agreement or the transactions contemplated hereby or by any of the agreements, documents or instruments referred to herein.

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

         13.9 Cash Balance. As of the Closing Date, Accessity shall have at least the same Cash Balance as reported in its Quarterly Report on Form 10-QSB for the quarter ended March 31, 2004 filed with the SEC (approximately $4,360,000), subject to adjustment as set forth on Schedule 13.9 hereto, and Accessity shall have delivered to the Acquired Companies a certificate of the president or chief executive officer of Accessity certifying to the foregoing. As used herein, the defined term "Cash Balance" shall mean the sum of (i) the amount of cash in Accessity's operating and disbursement bank accounts at JPMorgan-Chase Bank, (ii) the amount of Accessity funds invested in highly liquid investments in fixed income mutual funds at Solomon Smith Barney (with available liquidity on a next-day basis) and (iii) a $300,000 restricted certificate of deposit with Bank Atlantic in Coral Springs, Florida established in connection with the lease agreement referred to in Section 13.11 below (which is to be released in $100,000 increments in the 36th, 48th and 60th months of such lease agreement), excluding any cash received from the exercise of any outstanding options or warrants.

         13.10 Limitation of Outstanding Capital Stock. As of the Closing Date, without giving effect to the transactions contemplated hereby, Accessity shall have no more than 2,638,081 of capital stock issued and outstanding on a fully-diluted basis (including shares of capital stock issuable upon exercise of any and all options, calls, warrants, claims and any other rights to acquire shares of capital stock of Accessity, whether accrued or contingent, other than an aggregate of 600,000 shares of common stock of Accessity to be issued and beneficially owned by Barry Siegel and Philip Kart and up to 100,000 shares of common stock of Accessity issuable upon conversion of the issued and outstanding shares of Series A Convertible Preferred Stock of Accessity).

         13.11 Disposition of Accessity Subsidiaries and Waiver of Change of Control Provisions by Barry Siegel. Prior to Closing, Accessity shall have sold or otherwise disposed of its two subsidiaries, DriverShield CRM Corp., a Delaware corporation, and Sentaur Corp., a Florida corporation (collectively, the "Accessity Subsidiaries"), pursuant to a written agreement between Accessity and Barry Siegel, in form and substance reasonably satisfactory to PEI, Kinergy and Reenergy, in consideration of the waiver by Barry Siegel of the change in control provisions set forth in the employment agreement between Accessity and Barry Siegel that expires on December 31, 2004, as the same would be applicable to the consummation of the transactions contemplated by this Agreement (including, but not limited to, the provisions that require Accessity to pay to Barry Siegel (i) a severance payment of 300% of his average annual salary for the past five years, less $100; (ii) the cash value of his outstanding but unexercised stock options; and (iii) for any and all other perquisites in the event that he is terminated for various reasons specified in such agreement following a change of control (as defined in such agreement). Without in any way limiting the foregoing, as part of the disposition of the Accessity Subsidiaries to Barry Siegel, the facilities of Accessity located in Coral Springs, Florida shall have been duly subleased to Barry Siegel or an entity owned or controlled by Barry Siegel (which may be Sentaur Corp.) with the consent of the lessor under the existing lease agreement for such facilities, on terms and conditions reasonably satisfactory to the Acquired Companies. The parties acknowledge and agree that the personal property at the facilities of Accessity located in Coral Springs, Florida shall also be transferred to Barry Siegel or an entity owned or controlled by Barry Siegel (which may be Sentaur Corp.).

         13.12 Governmental Consents. There shall have been obtained on or before the Closing such material permits or authorizations, and there shall have been taken such other action, as may be required to consummate the Share Exchange and the other transactions contemplated hereby by any Governmental Body having jurisdiction over the parties and the actions herein proposed to be taken, including but not limited to requirements under applicable federal and state securities laws.

         13.13 No Legal Action. No temporary restraining order, preliminary injunction or permanent injunction or other order preventing the consummation of the Share Exchange or any of the transactions contemplated hereby shall have been issued by any Federal or state court and remain in effect, nor shall any proceeding initiated by any Governmental Body seeking any of the foregoing be pending.

         13.14 No Material Adverse Change. There shall have been no material adverse change in the business, financial condition, operations or financial performance of Accessity since the date of this Agreement.

         13.15 Proxy Statement. The Proxy Statement shall on the Closing Date not be subject to any proceedings commenced or threatened by the SEC.

         13.16 Stock Option Plan. Prior to Closing, Accessity shall have adopted a new stock option plan in the manner requested by PEI.

         13.17 Retirement or Conversion of Preferred Stock of Accessity. Prior to Closing, Accessity shall have retired all of the issued and outstanding shares of Series A Convertible Preferred Stock of Accessity, on terms and conditions that are reasonably acceptable to PEI, Kinergy and Reenergy, or all of the issued and outstanding shares of Series A Convertible Preferred Stock of Accessity shall have been duly converted into shares of common stock of Accessity in accordance with the terms and provisions set forth in the Certificate of Incorporation of Accessity.

         13.18 Execution of Agreement by PEI Shareholders, PEI Warrantholders, Kinergy Members and Reenergy Members. All or substantially all (representing at least 95% of the issued and outstanding shares of PEI Stock as of the Closing) of the PEI Shareholders, all of the PEI Warrantholders, all of Kinergy Members and all of the Reenergy Members shall have executed and delivered to PEI, Kinergy or Reenergy, respectively, a copy of this Agreement and, in any event, a sufficient number of PEI Shareholders shall have executed a copy of this Agreement such that, after giving effect to the Share Exchange, the PEI Shareholders, the Kinergy Members and the Reenergy Members shall beneficially own in the aggregate at least 80% of the issued and outstanding common stock of Accessity.

         13.19 Establishment of Escrow Relating to Mercator Action. Prior to Closing, Accessity shall have established an escrow account with an escrow agent mutually acceptable to PEI and Accessity into which Accessity will deposit the net proceeds from a recovery from the current arbitration proceeding with Presidion Solutions, Inc., which shall thereafter be used solely to fund the legal fees, expenses and disbursements incurred in connection with the Mercator Action. After full and final settlement or other final resolution of the Mercator Action, Accessity shall cause the net proceeds from the Mercator Action received from the law firms representing Accessity in the Mercator Action (i.e., after retention by the law firms representing Accessity in this action, of the additional fees and expenses pursuant to the engagement agreement between the law firms and Accessity and an amount equal to twenty-five percent (25%) of the gross proceeds from the Mercator Action as full payment for these law firms' representation of Accessity in the Mercator Action) to be deposited into such escrow account and thereafter to be distributed on a pro rata basis, to the fullest extent permitted under applicable law, to the holders of record of shares of Accessity common stock as of the date immediately prior to the Closing Date (for further distribution to the beneficial owners of shares of Accessity common stock as of such date, as applicable), after payment of any and all other fees and expenses in connection with the Mercator Action and with respect to such escrow arrangement, including, without limitation, a fee in an amount equal to one-third of the net proceeds from the Mercator Action received from the law firms representing Accessity in the Mercator Action which shall be paid to Accessity prior to such distribution.

         13.20 Completion of Due Diligence; Disclosure Schedules. Each of the Acquired Companies shall have completed its financial and legal due diligence investigation of Accessity and each of the other Acquired Companies with results thereof satisfactory to such Acquired Company in its sole discretion (including, without limitation, satisfaction with matters related to Security Markets (as defined in Section 14.4 below), and litigation and any and all disclosures contained in the respective disclosure schedules). In this regard, each of Accessity and the Acquired Companies acknowledge and agree that the respective disclosure schedules relating to the representations and warranties of Accessity and the Acquired Companies in this Agreement are not required to be delivered as of the time of execution of this Agreement by Accessity and the Acquired Companies, but are required to be delivered as soon as practicable after such execution and, in any event, a reasonable time prior to the Closing, to permit the parties to review, evaluate and approve the disclosures made therein as a part of their due diligence investigation. Notwithstanding the absence of such disclosure schedules as of the time of execution of this Agreement, each of Accessity and the Acquired Companies acknowledge and agree that the representations and warranties made herein by Accessity and the Acquired Companies shall not be deemed false or misleading or deemed to contain untrue statements of material fact or to have omitted to state material facts solely because of the absence of such disclosure schedules as of the time of execution of this Agreement.

                                  ARTICLE XIV
                             POST-CLOSING COVENANTS

         14.1 Certain Reporting Matters. Upon consummation of the Closing, Accessity shall timely file with the SEC a Current Report on Form 8-K with respect to the Share Exchange and the consummation of the transactions contemplated hereby.

         14.2 Standard and Poors. Upon consummation of the Closing, to the extent required or otherwise deemed advisable by the Majority Parties, Accessity shall apply for listing with Standard and Poors Information Service and Blue Sky filings.

         14.3 Books and Records. Unless otherwise consented to in writing by Accessity, neither the Acquired Companies nor any of the Owners shall destroy, alter or otherwise dispose of any original books or records of any of the Acquired Companies prior to the Closing Date without first offering to surrender such books and records to Accessity and shall maintain such books and records in good condition in a reasonably accessible location.

         14.4 Listing. If the shares of common stock of Accessity are listed on the Nasdaq SmallCap Market of the Nasdaq Stock Market, the Nasdaq National Market of the Nasdaq Stock Market, the American Stock Exchange or the New York Stock Exchange (these securities

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markets collectively referred to as the "Security Markets" and, individually as a Security Market") as of the Closing Date, Accessity shall use its commercially reasonable efforts to maintain a listing on a Security Market for a period of one (1) year after the Closing Date.

         14.5 Grant of Stock Options and Warrants. Upon consummation of the Closing and for a period of one (1) year after the Closing Date, Accessity shall not grant or issue any security, stock option or warrant (other than stock options contemplated to be issued pursuant to the new stock option plan referred to in Section 13.16 above, which would not be exercisable until one (1) year after the Closing Date) that may be sold in the Security Markets after having been registered under the Securities Act or traded pursuant to an exemption under the Securities Act, except (i) as otherwise contemplated by this Agreement; (ii) the sale of securities by Accessity pursuant to equity and/or debt financings to provide funds for working capital purposes; (iii) the Accessity Replacement Warrants; and (iv) the Accessity Exchange Shares which are subject to registration rights of certain PEI Shareholders pursuant to the terms of the various Registration Rights Agreement between PEI and such PEI Shareholders.

         14.6 Board Seat. As provided in subsection (d) of Section 3.2 above, immediately prior to the Closing, the Board of Directors of Accessity shall have designated an individual to serve on the Board of Directors of Accessity as a Class II director (thereby holding such board seat until the annual meeting of Accessity shareholders to be held in the fourth calendar quarter of 2005).

         14.7 Continuation and Prosecution of Lawsuit.

         (a) Upon consummation of the Closing, Accessity shall continue to use its commercially reasonable efforts to vigorously prosecute the lawsuit previously filed against Mercator Group, LLC, Mercator Advisory Group, LLC, Mercator Momentum Fund, LP, Mercator Momentum Fund III, LP and Mercator Focus Fund, LP, Taurus Global, LLC and the action that was previously filed, dismissed without prejudice and may be re-filed against John W. Burcham, II, Craig A. Vanderburg, James E. Baiers and MediaBus Networks, Inc. n/k/a Presidion Corp., in the Circuit Court of the 11th Judicial Circuit in and for Miami-Dade County, Florida, Case No. 03-30243 CA 15, or as removed or re-filed in such other venue, as the case may be (the "Mercator Action"). The Mercator Action shall not be settled, to the fullest extent permitted by applicable law, without the express written consent (which consent shall not be unreasonably withheld or delayed) of: (i) the individual sitting on the Board of Directors and designated as the Accessity Board Member or (ii) should such Accessity Board Member no longer serve on the Board of Directors, then by the unanimous written consent of all the independent members of the Board of Directors of Accessity. The proceeds from any recovery or settlement in the Mercator Action shall be allocated as provided in Section 13.19 above.

         (b) Upon consummation of the Closing, Accessity shall continue to use its commercially reasonable efforts to vigorously collect an arbitration award that it may have received from the American Arbitration Association against Presidion Solutions, Inc. The proceeds of any recovery from Presidion Solutions, Inc. shall be deposited into the escrow account pursuant to Section 13.19 above.

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

         14.8 Reimbursement of Costs Paid by Reenergy Members. As soon as practicable after the Closing Date, PEI shall pay to the Reenergy Members or shall otherwise have caused the Reenergy Members to be paid an amount equal to $150,000, as payment and reimbursement for the services, costs and expenses of the Reenergy Members in connection with the development of the Visalia project.

                                   ARTICLE XV
           SURVIVAL OF REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION
           -----------------------------------------------------------

         15.1 Survival of Representations and Warranties. Notwithstanding (a) the making of this Agreement or any related agreement, (b) any examination made by or on behalf of the parties hereto and (c) the Closing hereunder, (x) the representations and warranties of the Acquired Companies, the Owners and Accessity contained in this Agreement, or in any document delivered pursuant to the provisions of this Agreement, shall survive the Closing for a period of twenty-four (24) months, except for the representations and warranties made in Sections 4.11, 6.11, and 8.11 (Taxes and Tax Returns), Sections 4.13, 6.13, and
8.13 (Title to Properties; Encumbrances), Sections 4.15, 6.15, and 8.15 (Intellectual Property), Sections 4.16, 6.16, and 8.16 (Compliance with Laws), and Sections 4.21, 6.21 and 8.21 (Environmental Matters), which in each case shall survive until the expiration of the applicable statute of limitations for the underlying cause of action plus six (6) months and (y) the covenants and agreements required to be performed after the Closing or pursuant to Article XI of this Agreement (unless noncompliance with those covenants contained in Article XI was waived in writing at the Closing) shall survive until fully performed or fulfilled. No action may be brought with respect thereto after such date; provided, however, that if, prior to such date, one party has notified the other party of a claim for indemnity under this Article XV (whether or not formal legal action shall have been commenced based upon such claim), such claim shall continue to be subject to indemnification in accordance with this Article XV.

         15.2 Indemnification. The parties shall indemnify each other as set forth below:

         (a) Subject to Section 15.1 above, from and after the Closing, (x) each of the Acquired Companies shall, severally and not jointly, indemnify and save harmless Accessity and its officers, directors, shareholders, successors and assigns from and against any loss, claim, liability, damage, complaint, action or causes of action, suits, proceedings, investigations, punitive damages, remedial costs, civil and criminal penalties or expenses, costs or other damages of any kind or nature, including reasonable attorneys' fees incurred in connection with any of the foregoing (collectively, the "Damages"), to the extent arising from, relating to or otherwise in respect of (i) the inaccuracy or breach of any representation or warranty of such Acquired Company contained in this Agreement (as of the date hereof, or as of the Closing Date) or of any representation, warranty or statement made in any schedule, certificate, document or instrument delivered by the Acquired Company, and (ii) the failure of such Acquired Company to perform any agreements or covenants of such Acquired Company contained in this Agreement; provided, however, that such Acquired Company shall not be responsible for any Damages with respect to any such matters until the cumulative aggregate amount of such Damages exceeds $25,000, in which event such Acquired Company shall then be liable for all such cumulative aggregate Damages, including the first $25,000; and (y) Accessity shall indemnify and save harmless each of the Owners, the PEI Warrantholders and the Acquired Companies and their respective officers, directors, shareholders, successors and assigns from and against any Damages to the extent arising from, relating to or otherwise in respect of (i) the inaccuracy or breach of any representation or warranty of Accessity contained in this Agreement (as of the date hereof, or as of the Closing Date) or of any representation, warranty or statement made in any schedule, certificate, document or instrument delivered by Accessity, and (ii) the

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

failure of Accessity to perform any agreements or covenants of Accessity contained in this Agreement; provided, however, that Accessity shall not be responsible for any Damages with respect to any such matters until the cumulative aggregate amount of such Damages exceeds $25,000, in which event Accessity shall then be liable for all such cumulative aggregate Damages, including the first $25,000. As used in this Section 15.2, any Person entitled to indemnification pursuant to the provisions of this Section 15.2 shall be referred to herein as an "Indemnified Party" and any Person required to indemnify any Indemnified Party pursuant to the provisions of this Section 15.2 shall be referred to herein as an "Indemnifying Party."

         (b) The Indemnified Parties shall notify each of the Indemnifying Parties within a reasonable period of time after becoming aware of, and shall provide to each of the Indemnifying Parties as soon as practicable thereafter all information and documentation necessary to support and verify, any matter which the Indemnified Party shall have determined has given rise to a claim for indemnification hereunder, and the Indemnifying Parties shall be given reasonable access to all books and records in the possession or under the control of the Indemnified Party which the Indemnifying Parties reasonably determine to be related to such claim. The failure by any Indemnified Party to so notify the Indemnifying Parties or any indemnification claim hereunder shall not relieve the relevant Indemnifying Party from any liability which such Indemnifying Party may have to such Indemnified Party under this Agreement, except to the extent that such claim for indemnification involves the claim of a third party against the Indemnified Party and the Indemnifying Party shall have been actually prejudiced by such failure. If any Indemnifying Party does not notify the Indemnified Parties within 30 calendar days following receipt by it of such notice that such Indemnifying Parties disputes its liability to the Indemnified Parties under this Agreement, such claim specified by such Indemnified Party in such notice shall be conclusively deemed a liability of such Indemnifying Parties under this Agreement and such Indemnifying Parties shall pay the amount of such liability to such Indemnified Party on demand or, in the case of any notice in which the amount of the claim (or any portion thereof) is estimated, on such later date when the amount of such claim (or portion thereof) becomes finally determined. If an Indemnifying Party has timely disputed its liability with respect to such claim, as provided above, such Indemnifying Party and the Indemnified Party or Parties shall proceed in good faith to negotiate a resolution of such dispute and, if not resolved through such negotiations, such dispute shall be resolved by litigation in accordance with the terms of this Agreement.

         (c) All claims for indemnity under this Article XV shall be paid by the Indemnifying Parties on demand in immediately available funds in U.S. dollars.

         (d) With respect to any third party claim or action that could give rise to indemnity under this Agreement, the Indemnifying Party shall be entitled to assume the defense thereof with counsel satisfactory to the Indemnified Party, provided, however, that upon the request of the Indemnified Party, the Indemnifying Party provide reasonable evidence of its ability to perform its obligations under this Section 15.2. After notice from the Indemnifying Party to the Indemnified Party of their election so to assume the defense thereof, the Indemnifying Party shall not be liable to the Indemnified Party under the foregoing indemnity agreement for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than (i) those relating to investigation or the furnishing of documents or witnesses and (ii) all reasonable fees and expenses of separate counsel retained by such Indemnified Party if (A) the Indemnifying Party and the Indemnified Party shall have agreed to the retention of such counsel or (B) counsel to the Indemnified Party shall have

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

concluded reasonably that the representation of the Indemnifying Party and the Indemnified Party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

         (e) Whenever the Indemnifying Party controls the defense of a third party claim, the Indemnifying Party may only settle or compromise the matter subject to indemnification without the consent of the Indemnified Party if such settlement includes a complete release of all Indemnified Parties as to the matters in dispute and relates solely to money damages. An Indemnified Party will not unreasonably withhold consent to any settlement or compromise that requires its consent.

         (f) In the event the Indemnifying Party fails to timely defend, contest or otherwise protect the Indemnified Party against any such claim or suit, the Indemnified Party may, but will not be obligated to, depend, contest or otherwise protect against the same, and make any compromise or settlement thereof, and in such event, or in the case where the Indemnified Party jointly controls such claim or suit, the Indemnified Party shall be entitled to recover its costs thereof from the Indemnifying Party, including without limitation, attorneys' fees, disbursements and all amounts paid as a result of such claim or the compromise or settlement thereof.

         (g) Each Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party may reasonably request in connection with the defense of the matter subject to indemnification and in connection with recovering from any third parties amounts that the Indemnifying Party may pay or be required to pay by way of indemnification hereunder.

                                   ARTICLE XVI
                                   TERMINATION
                                   -----------

         16.1 Termination. This Agreement may be terminated at any time prior to the Closing Date (whether before or after approval of this Agreement and the consummation of the transactions contemplated hereby by the shareholders of Accessity):

         (a) by the mutual consent of Accessity and the Acquired Companies;

         (b) by either Accessity or any of the Acquired Companies, upon written notice, if there has been a material misrepresentation or any breach on the part of a party hereto in the representations, warranties or covenants contained in this Agreement which is not cured within ten (10) business days after such breaching party (and Accessity and the Acquired Companies) has been notified of the intent to terminate this Agreement pursuant to this subsection (b);

         (c) by either Accessity or the Acquired Companies if the Closing has not occurred on or before July 30, 2004 (the "Final Date");

         (d) by Accessity, upon written notice, if the shareholders of Accessity shall not have approved the Agreement and the consummation of the transactions contemplated hereby (including, without limitation, with respect to the approval by the shareholders of Accessity, the appointment of the individuals identified in subsection (d) of Section 3.2 above to the Board of Directors of Accessity, the reincorporation of Accessity in the State of Delaware

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

referred to in Section 13.6 above, the sale or other disposition of the Accessity Subsidiaries (as defined below) to Barry Siegel referred to in Section
13.13 above, the adoption of an Amended and Restated 1995 Incentive Stock Plan of Accessity, in form and substance reasonably acceptable to the Acquired Companies, and the adoption of a new stock option plan as referred to in Section
13.16 above, in form and substance reasonably acceptable to the Acquired Companies) prior to the Closing Date;

         (e) by Accessity, if the Board of Directors of Accessity shall have received a Superior Proposal;

         (f) by either Accessity or any of the Acquired Companies, upon written notice, if Accessity or such Acquired Company, as the case may be, shall have determined in good faith not to proceed with the Closing on the basis of the results of its financial and legal due diligence investigation of the other parties to this Agreement (including, without limitation, satisfaction with matters related to Security Markets (as defined in Section 14.4 above) and litigation);

         (g) by either Accessity or any of the Acquired Companies, if all the conditions for Closing shall not have been satisfied or waived on or before the Final Date other than as a result of a breach of this Agreement by the terminating party; or

         (h) by either Accessity or any of the Acquired Companies, if a permanent injunction or other order by any federal or state court which would make illegal or otherwise restrain or prohibit the consummation of the Share Exchange or the other transactions contemplated hereby shall have been issued and shall have become final and nonappealable.

         16.2 Effect of Termination. If this Agreement is terminated as expressly permitted under Section 16.1, such termination shall be the sole remedy and this Agreement shall forthwith become void (except for Section 11.2 and Section 17.3) and there shall be no liability on the part of the Acquired Companies, the Owners, the PEI Warrantholders, or Accessity or any of their respective Affiliates; provided, however, that if such termination shall result from the breach by a party hereto of its obligations under this Agreement, such party shall be fully liable for any and all damages, costs and expenses sustained or incurred by the other parties as a result of such breach; and provided, further, that if such termination shall result from the receipt by Accessity of a Superior Proposal, such party shall be liable for and shall pay to the other the termination fee provided for in Section 16.3 below. If this Agreement is terminated without a Closing, the Acquired Companies shall return promptly to Accessity all documents, work papers and other materials of Accessity furnished or made available to the Owners, the PEI Warrantholders, the Acquired Companies or their respective Advisors, and all copies thereof, and no such information, documents, work papers or other materials received by the Owners, the PEI Warrantholders or the Acquired Companies shall be revealed to any third party or used for the advantage of the Owners, the PEI Warrantholders or the Acquired Companies or any other party; and Accessity shall return promptly to each of the Acquired Companies, respectively, all documents, work papers and other material of the Acquired Companies furnished or made available to Accessity or its Advisors, and all copies thereof, and no such information, documents, work papers or other materials received by Accessity shall be revealed to any third party or used for the advantage of Accessity or any other party.

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

         16.3 Termination Fee. If Accessity, prior to termination of this Agreement, receives any Superior Proposal, and this Agreement is thereafter terminated pursuant to Section 16.1(e) above as a result of the receipt of such Superior Proposal, then Accessity shall promptly pay to each of the Acquired Companies the reasonable fees and expenses of each such Acquired Company incurred by it prior to termination, up to a maximum of $150,000 for all of the Acquired Companies (which, if the combined aggregate amount of such fees and expenses exceeds $150,000 for all of the Acquired Companies, shall be allocated to each Acquired Company based on proportion that the aggregate number of Accessity Exchange Shares that the Owners of such Acquired Company would receive if the Share Exchange were consummated pursuant to the terms of this Agreement bears to the aggregate number of Accessity Exchange Shares that all of the Owners of all of the Acquired Companies would receive if the Share Exchange were consummated pursuant to the terms of this Agreement, provided, that if such allocation for any Acquired Company exceeds the amount of actual fees and expenses of such Acquired Company incurred by it prior to termination, the excess shall be allocated to the other Acquired Companies and divided based on the relative number of Accessity Exchange Shares that the Owners of the other Acquired Companies would receive if the Share Exchange were consummated pursuant to the terms of this Agreement). Notwithstanding anything to the contrary, the foregoing termination fee, if paid in the full amount set forth above, shall constitute liquidated damages and shall constitute the non-terminating party's sole remedy.

                                  ARTICLE XVII
                            MISCELLANEOUS PROVISIONS
                            ------------------------

         17.1 Public Announcements. Upon the execution of this Agreement by all parties, Accessity, PEI, Kinergy and Reenergy promptly will issue a joint press release approved by Accessity and the Acquired Companies announcing the execution of this Agreement. Thereafter, Accessity may issue such press releases, and make such other disclosures regarding the proposed Share Exchange, as it determines (after consultation with legal counsel and after having given PEI, Kinergy and Reenergy and their respective legal counsel the opportunity to review and comment on such disclosure) are required under applicable state and federal securities laws or the rules and regulations of the NASD. Subject to the foregoing, except as the Acquired Companies and Accessity shall authorize in writing, the parties hereto shall not, and shall cause their respective officers, directors, employees, Affiliates and Advisors not to, disclose any matter or matters relating to this transaction to any person not an officer, director, employee, Affiliate or Advisor of such party.

         17.2 Amendment; Waiver. Neither this Agreement, nor any of the terms or provisions hereof, may be amended, modified, supplemented or waived, except by a written instrument signed by the parties hereto (or, in the case of a waiver, by the party granting such waiver). No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provision hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. No failure of either party hereto to insist upon strict compliance by the other party with any obligation, covenant, agreement or condition contained in this Agreement shall operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in a manner consistent with the requirements for a waiver of compliance as set forth in this
Section 17.2. For purposes of this Section 17.2, each of the PEI Shareholders and each of the PEI Warrantholders hereby appoints Ryan Turner as his, her or its agent and attorney-in-fact to make and execute and any all such amendments, modifications,

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

supplements and waivers and hereby acknowledge and agree that a decision by Ryan Turner shall be final, binding and conclusive on such PEI Shareholder or PEI Warrantholder, as the case may be, and that Accessity, Kinergy, Reenergy and the other Owners may rely upon any act, decision, consent or instruction of Ryan Turner.

         17.3 Fees and Expenses. Except as otherwise provided in this Agreement, each of the parties hereto shall bear and pay its own costs and expenses incurred in connection with the origin, preparation, negotiation, execution and delivery of this Agreement and the agreements, instruments, documents and transactions referred to in or contemplated by this Agreement (whether or not such transactions are consummated) including, without limitation, any fees, expenses or commissions of any of its Advisors, attorneys, accountants, agents, finders or brokers. Accessity shall indemnify the Owners and the PEI Warrantholders against any claims of third parties for any brokerage, finder's, agent's or similar fees or commissions in connection with the transactions contemplated hereby insofar as such claims are alleged to be based on arrangements or contacts made by, to or with Accessity or its Advisors or representatives. The Acquired Companies shall indemnify Accessity against all such claims insofar as they are alleged to be based on arrangements or contacts made by, to or with any of the Owners, the PEI Warrantholders or the Acquired Companies or their respective Advisors or representatives.

         17.4 Notices.

         (a) All notices, requests, demands and other communications required or permitted under this Agreement shall be in writing (including telefax, telegraphic, telex or cable communication) and mailed, telefaxed, telegraphed, telexed, cabled or delivered:

         (i) If to the Owners or the PEI Warrantholders, to the respective address for each such Owner or PEI Warrantholder set forth on the signature pages hereto.

         (ii) If to PEI, to:

                                    Pacific Ethanol, Inc.
                                    5711 N. West Avenue
                                    Fresno, CA 93711
                                    Attn: Jeff Manternach
                                    Facsimile no.: (559) 435-1478

                                    with a copy to:

                                    Rutan & Tucker, LLP
                                    611 Anton Blvd., 14th Floor
                                    Costa Mesa, California  92626
                                    Attn: Larry A. Cerutti, Esq.
                                    Facsimile no.: (714) 546-9035

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

         (iii) If to Kinergy, to:

                                    Kinergy Marketing, LLC
                                    1260 Lake Blvd., Suite 225
                                    Davis, CA  95616
                                    Attn: Neil Koehler
                                    Facsimile no.: (530) 750-3019

         (iv) If to Reenergy, to:

                                    Reenergy, LLC
                                    225 SE 59th Avenue
                                    Portland, OR  97215
                                    Attn:  Tom Koehler
                                    Facsimile no.: (530) 226-7917

         (v) If to Accessity, to:

                                    Accessity Corp.
                                    12514 West Atlantic Blvd.
                                    Coral Springs, FL 33071
                                    Attn:  Barry Siegel
                                    Facsimile no.: (954) 752-6544

                                    with a copy to:
                                    Meritz & Muenz, LLP
                                    Three Hughes Place
                                    Dix Hills, NY  11746
                                    Attn:  Lawrence A. Muenz, Esq.
                                    Facsimile no.: (631) 242-6715

         (b) All notices and other communications required or permitted under this Agreement which are addressed as provided in this Section 17.4 (i) if delivered personally against proper receipt or by confirmed telefax or telex, shall be effective upon delivery and (ii) if delivered (A) by certified or registered mail with postage prepaid, or (B) by Federal Express or similar courier service with courier fees paid by the sender upon receipt. Either party may from time to time change its address for the purpose of notices to that party by a similar notice specifying a new address, but no such change shall be deemed to have been given until it is actually received by the party sought to be charged with its contents.

         17.5 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties; provided, however, that Accessity may assign its rights and obligations under this Agreement to any entity who by merger, consolidation, purchase or sale subsequently becomes an Affiliate without the prior consent of the Owners or any of the Acquired Companies. Any assignment which contravenes this Section 17.5 shall be void ab initio.

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

         17.6 Governing Law. This Agreement and the legal relations between the parties hereto shall be governed by and construed in accordance with (i) with respect to matters arising prior to the Closing Date, the internal laws of the State of New York, without giving effect to the conflicts of laws principles thereof, and (ii) with respect to matters arising on and after the Closing Date, the internal laws of the State of Delaware, without giving effect to the conflicts of laws principles thereof.

         17.7 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement will become binding when one or more counterparts hereof, individually or taken together, will bear the signatures of all the parties reflected hereon as signatories.

         17.8 Headings. The headings contained in this Agreement are for convenience of reference only and shall not constitute a part hereof or define, limit or otherwise affect the meaning of any of the terms or provisions hereof.

         17.9 Entire Agreement. This Agreement (which defined term includes the Schedules and Exhibits to this Agreement) embodies the entire agreement and understanding among the parties hereto with respect to the subject matter of this Agreement and supersedes all prior agreements, commitments, arrangements, negotiations or understandings, whether oral or written, between the parties with respect thereto. There are no agreements, covenants, undertakings, representations or warranties with respect to the subject matter of this Agreement other than those expressly set forth or referred to herein. This is an integrated agreement.

         17.10 Severability. Each term and provision of this Agreement constitutes a separate and distinct undertaking, covenant, term and/or provision hereof. In the event that any term or provision of this Agreement shall be determined to be unenforceable, invalid or illegal in any respect, such unenforceability, invalidity or illegality shall not affect any other term or provision of this Agreement, but this Agreement shall be construed as if such unenforceable, invalid or illegal term or provision had never been contained herein. Moreover, if any term or provision of this Agreement shall for any reason be held to be excessively broad as to time, duration, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent permitted under applicable law as it shall then exist.

         17.11 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby or by law on such party, and the exercise of any one remedy will not preclude the exercise of any other.

         17.12 Absence of Third Party Rights. No provisions of this Agreement are intended, nor will be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind in any client, customer, Affiliate, shareholders, or partner of any party hereto or any other person or entity unless specifically provided otherwise herein, and, except as so provided, all provisions hereof will be personal solely between the parties to this Agreement.

         17.13 Construction of Agreement. The Agreement has been negotiated by the respective parties hereto and their attorneys and the language hereof will not be construed for or

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

against either party. A reference to a Section or an Exhibit will mean a Section in, or Exhibit to, this Agreement unless otherwise explicitly set forth herein.

         17.14 Attorneys' Fees. In the event that any action or proceeding is commenced by any party hereto for the purpose of enforcing any provision of this Agreement, the parties to such action or proceeding may receive as part of any award, judgment, decision or other resolution of such action or proceeding their costs and reasonable attorneys' fees as determined by the person or body making such award, judgment, decision or resolution. Should any claim hereunder be settled short of the commencement of any such action or proceeding, the parties in such settlement shall be entitled to include as part of the damages alleged to have been incurred reasonable costs of attorneys or other professionals in investigation or counseling on such claim.

         17.15 No Joint Venture. Nothing contained in this Agreement will be deemed or construed as creating a joint venture or partnership between any of the parties hereto. Except to the extent provided in Article XVI and Section
17.2 above and Section 17.16 below, no party is by virtue of this Agreement authorized as an agent, employee or legal representative of any other party and no party will have the power or authority to control the activities and operations of any other or to bind or commit any other. The status of the parties hereto is, and at all times will continue to be, that of independent contractors with respect to each other.

         17.16 Further Assurances. On and after the Closing Date, the Owners shall take such other steps and actions as may be necessary to put Accessity in actual possession and operating control of PEI, Kinergy and Reenergy as may be reasonably requested by Accessity. Each party agrees to cooperate fully with the other parties and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by any other party to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement.

                  [SIGNATURES CONTAINED ON THE FOLLOWING PAGES]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

"ACCESSITY":                     ACCESSITY CORP.
 ---------


                                 By:
                                    -----------------------------------

                                 Print Name:
                                             --------------------------

                                 Title:
                                       --------------------------------



"ACQUIRED COMPANIES":            PACIFIC ETHANOL, INC.
 ------------------


                                 By:
                                    -----------------------------------

                                 Print Name:
                                             --------------------------

                                 Title:
                                       --------------------------------



                                 KINERGY MARKETING, LLC


                                 By:
                                    -----------------------------------

                                 Print Name:
                                             --------------------------

                                 Title:
                                       --------------------------------



                                 REENERGY, LLC


                                 By:
                                    -----------------------------------

                                 Print Name:
                                             --------------------------

                                 Title:
                                       --------------------------------

                                 PEI SHAREHOLDER
                                 SIGNATURE PAGE
                                       TO
                            SHARE EXCHANGE AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                             By:____________________________________

                             Name:__________________________________

                             Title:_________________________________

                             Name of PEI Shareholder (if other than individual):

                             ---------------------------------------

                                PEI WARRANTHOLDER
                                 SIGNATURE PAGE
                                       TO
                            SHARE EXCHANGE AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                           By:____________________________________

                           Name:__________________________________

                           Title:_________________________________

                           Name of PEI Warrantholder (if other than individual):

                           ---------------------------------------

                                 KINERGY MEMBER
                                 SIGNATURE PAGE
                                       TO
                            SHARE EXCHANGE AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                                            ------------------------------------
                                                     Neil Koehler

                                 REENERGY MEMBER
                                 SIGNATURE PAGE
                                       TO
                            SHARE EXCHANGE AGREEMENT


         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.



                            By:____________________________________

                            Name:__________________________________

                            Title:_________________________________

                            Name of Reenergy Member (if other than individual):

                            ---------------------------------------

                                    EXHIBIT A

                                 Exchange Ratios

         PEI Exchange Ratio:

                  1.0 (1-to-1)



         Kinergy Exchange Ratio:

                  18,750 (18,750 shares per 1% Kinergy Interest)



         Reenergy Exchange Ratio:

                  21,250 (21,250 shares per 1% Reenergy Interest)

                                    EXHIBIT B

          PEI Shareholders and Accessity Exchange Shares to be Received


                                           No. of Shares of     No. of Accessity
     Name of Shareholder                    PEI Stock Owned      Exchange Shares

William Jones                                  4,800,000             4,800,000

SC Fuels, Inc.                                 1,500,000             1,500,000

Ryan Turner                                    1,243,333             1,243,333

Jeannine Campos                                    6,667                 6,667

Tony Campos                                      100,000               100,000

Cagan McAfee Capital Partners, LLC             1,000,000             1,000,000

Andrea Jones                                   1,350,000             1,350,000

Bradley Rotter                                 66,666.67                66,667

Turner Family Trust                               20,000                20,000

Clark and Patti Abramson                          20,000                20,000

Rogene Scott Turner, as Trustee for                3,000                 3,000
the Rogene Scott Turner Trust dated
9/10/91

W. Denman Zirkle                                 126,666               126,666

Luise Bettina Zirkle Garcia                       16,667                16,667

Sigrid Anne Zirkle Carroll                        16,667                16,667

William Wade Zirkle                               16,667                16,667

Anne Pendleton Zirkle                              3,333                 3,333

Janet Dumper                                       5,000                 5,000

Robert Dumper                                      5,000                 5,000

Joseph Childrey                                   40,000                40,000

Micaela Zirkle Shaugnesy                          20,000                20,000

Illiquid Assets Trust, FBO Peter H.               16,666.67             16,667
Koehler (Jon W. Nickel, Trustee)

Roger Manternach                                  16,666.67             16,667

Barry Fay                                         35,000                35,000

James and Bernice Campbell                         2,000                 2,000

John Burke                                         5,000                 5,000

McDonald Investments, Inc., FBO                   10,000                10,000
Michael Frangopoulos

Samuel Kozasky                                     2,000                 2,000

Dermot Fallon                                      8,000                 8,000

James Burkdoll                                     4,000                 4,000

Howard Kaplan                                     10,000                10,000

Jay Scott                                          8,000                 8,000

Gregg Mullery                                     10,000                10,000

Richard DeSousa                                    4,000                 4,000

R. V. Edwards, Jr.                                17,000                17,000

Louis Lyras                                        7,000                 7,000

John and Anne Fallon                               8,000                 8,000

Venkata Kollipara (as Custodian for               10,000                10,000
Priya Kollipara)

Venkata Kollipara (as Custodian for               10,000                10,000
Puneet Kollipara)

Robert and Rosalie Dettle Living                  10,000                10,000
Trust (Robert E. Dettle, Trustee)

Michael Kemp                                      14,000                14,000

Daniel Yates                                      10,000                10,000

Alex and Lisa Jachno                              10,000                10,000

Barbara LaCosse                                    3,400                 3,400

Lakshmana Madala                                  13,400                13,400

Edward Muransky                                    7,000                 7,000

Alex and Luba Jachno                               2,000                 2,000

Katharine Moore                                    7,000                 7,000

Armen Arzoomanian                                 10,000                10,000

David DeSilva                                     35,000                35,000

Steve Elefter                                      4,000                 4,000

Tom McFaul                                         3,400                 3,400

Elizabeth Reed                                    17,000                17,000

Venkata Kollipara                                 10,000                10,000

Kennon White                                       7,000                 7,000

Teixeira Investments, L.P.                        34,000                34,000

David Jessen                                       4,000                 4,000

Henry Mauz                                         8,000                 8,000

Lyles Diversified, Inc.                        1,000,000             1,000,000

Linden Growth Partners                           250,000               250,000

Dan Hollis                                       250,000               250,000

   TOTAL                                      12,252,200            12,252,200
                                              ==========            ==========


------------------------

        PEI Warrantholders and Warrants to Acquire Accessity Common Stock

                                     No. of Shares
                                      Subject to
                                       Accessity         Exercise Price
  Name of PE Warrantholder        Replacement Warrants      per Share

Cagan-McAfee Capital Partners            14,167               $1.50

Prima Capital Group, Inc.                28,320               $1.50

Frank Siefert                             1,000               $1.50

Cagan-McAfee Capital Partners            50,000               $2.00

Jeffrey Manternach                       25,000               $0.01

Liviakis Group                        1,150,000               $0.0001
                                      ---------               -------

         TOTAL                        1,268,487               $0.0001-$2.00
                                      =========               =============

                                  Convertible Debt
                                  ----------------

         * Lyles Diversified, Inc.   1,000,000*              1,000,000*

         * Lyles Diversified, Inc. ("LDI") may receive up to 1,000,000 shares of PEI Stock pursuant to the conversion of a portion of the currently outstanding debt owed by PEI to LDI, which conversion is at the option of LDI. Accordingly, the number of Accessity Exchange Shares to be received by LDI shall be equal to the product of (i) the number of shares of PEI Stock received upon conversion (at a conversion rate of $1.50 per share) of such portion of such debt, multiplied by (ii) the PEI Exchange Ratio. The parties acknowledge and agree that Accessity Exchange Shares will be directly issued to LDI (without any preceding issuance of shares of PEI Stock) if such conversion occurs after the Closing Date.

                                    EXHIBIT C

          Kinergy Members and Accessity Exchange Shares to be Received

                                           Kinergy           No. of Accessity
        Name of Member               Percentage Interest      Exchange Shares

        Neil Koehler                        100%                  1,875,000

                                    EXHIBIT D

          Reenergy Members and Accessity Exchange Shares to be Received

                                              Reenergy          No. of Accessity
        Name of Member                  Percentage Interest      Exchange Shares

        Kinergy Resources, LLC                  23.5%                499,375

        Kent Kaulfuss                           23.5%                499,375

        Flin-Mac, Inc.                          23.5%                499,375

        Tom Koehler                             29.5%                626,875

                                    EXHIBIT E

                             Form of Spousal Consent


         The undersigned, as the spouse of __________________, hereby signs and consents to the foregoing "Share Exchange Agreement" for the purpose of binding and consenting to the commitment of the marital community property of _____________________ and the undersigned as assets available for the satisfaction of the undersigned's obligations under the foregoing "Share Exchange Agreement" and any other documents, agreements or instruments referenced therein, and for the purpose of acknowledging and agreeing that (i) no consent of the undersigned shall be required for any future modification of the foregoing "Share Exchange Agreement" or any other document, agreement or instrument referenced therein, and (ii) any community property of ____________________ and the undersigned which shall hereafter be transmuted into separate property of the undersigned shall be available for satisfaction of obligations under the foregoing "Share Exchange Agreement" and any other documents, agreements or instruments referenced therein.



                                     By:______________________________________
                                                       (Signature)

                                     Name:____________________________________
                                                     (Please print)

SCHEDULE 13.9 - CASH BALANCE

Reductions and adjustments to Cash Balance: (subject to further review, revision and finalization by Accessity and the Acquired Companies):

1. For each month running from March 31, 2004, the Cash Balance shall fall by approximately $135,000 due to current levels of operating losses.
2.            Re-purchase of Series A Convertible Preferred Stock for $350,000.
3. Payment Acceleration-Upon learning of the transaction certain vendors may insist on being paid more rapidly prior to the closing because the control of the funds will be in the hands of other individuals with whom they have no relationship, or because they may no longer be viewed as continuing vendors.
4. Funding/payment of the arbitration legal costs against Presidion Solutions, Inc. and Mercator in the months of March and April 2004. Should significant legal demands occur thereafter that are not currently anticipated, these will also reduce cash.
5. Increase in expenses- This transaction itself results in expenses that were not contemplated in budgeting process and are not the normal part of on-going monthly losses. These include, but are not limited to, legal costs, due diligence trips and searches, proxy development costs, printing and mailing proxy, ADP solicitation for a shareholder vote, the formality of a shareholder meeting and auditor's review of the proxy.
6. Use of estimates/trade debt- The amount of cash used is an estimate based on expectations of cash inflows and outflows which cannot be exactly projected under normal conditions and particularly in light of these circumstances, and accordingly variations are to be assumed for estimates in losses and demand of trade debt. Further, some of the invested funds are in fixed income mutual funds whose values change slightly on a daily basis.

Not withstanding the forgoing, Accessity agrees to use its best efforts to control its cash use and that expenditures will be in the ordinary course of business of its on-going operations, or for the purpose of concluding this transaction.